UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

==========

Explanatory Note

This Amendment No. 1 on Form 8‑K/A (this “Amendment”) amends the Current Report on Form 8‑K of Athira Pharma, Inc. filed on December 18, 2025 (the “Original Report”). This Amendment is being filed for the sole purpose of including hyperlinks to the exhibits filed with the Original Report. The full text of the Original Report is repeated in this Amendment for convenience, but has not been modified from the text of the Original Report except solely to include the hyperlinks described above.

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Financing

On December 18, 2025, Athira Pharma, Inc. (the “Company” or “Athira”) entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”) with a select group of investors, including Commodore Capital LP (“Commodore”), TCG Crossover Management LLC (“TGCX”), Perceptive Advisors (“Perceptive”) and other accredited investors, one of which is affiliated with a member of the board of directors (the “Board”) of the Company (collectively, the “PIPE Purchasers”), pursuant to which the PIPE Purchasers have agreed to purchase and the Company has agreed to issue and sell, by way of a private placement (the “Private Placement”) an aggregate of (a) 5,356,547 shares (the “PIPE Initial Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (b) pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase 8,816,684 shares of Common Stock (the “PIPE Pre-Funded Warrant Shares”) and (c) accompanying warrants (the “PIPE Series A Common Warrants”) to purchase 23,031,494 shares of Common Stock and/or shares underlying pre-funded warrants, representing 162.5% of the aggregate of PIPE Initial Shares and the shares of Common Stock underlying the PIPE Pre-Funded Warrants (the shares, or the shares issuable pursuant to such pre-funded warrants, the “PIPE Series A Common Warrant Shares”) and (d) accompanying warrants (the “PIPE Series B Common Warrants” and, together with the PIPE Series A Common Warrants and the PIPE Pre-Funded Warrants, the “PIPE Warrants”, and the PIPE Warrants, together with the PIPE Initial Shares, the “PIPE Securities”) to purchase 21,259,842 shares of Common Stock and/or shares underlying pre-funded warrants, representing 150% of the aggregate of PIPE Initial Shares and the shares of Common Stock underlying the PIPE Pre-Funded Warrants (the shares, or the shares issuable pursuant to such pre-funded warrants, the “PIPE Series B Common Warrant Shares” and, together with the PIPE Initial Shares, the PIPE Pre-Funded Warrant Shares and the PIPE Series A Common Warrant Shares, the “PIPE Shares”). The purchase price for each PIPE Initial Share (including the accompanying PIPE Series A Common Warrants and PIPE Series B Common Warrants) is $6.35 and the purchase price for each PIPE Pre-Funded Warrant (including the accompanying PIPE Series A Common Warrants and PIPE Series B Common Warrants) is $6.349 per each underlying PIPE Pre-Funded Warrant Share. Gross proceeds from the Private Placement are expected to be approximately $90 million, excluding placement agent fees and offering expenses. The closing of the Private Placement (the “Private Placement Closing”) is expected to occur on or about December 23, 2025, subject to customary closing conditions.

At the Private Placement Closing, the Company will enter into a registration rights agreement (the “PIPE Registration Rights Agreement”) with the PIPE Purchasers pursuant to which the Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the PIPE Shares within 30 calendar days after the date of the Private Placement Closing, and to use reasonable best efforts to have the registration statement declared effective at the earliest possible date but no later than the earlier of (a) 75 calendar days after the filing date if the SEC notifies the Company that it will review the registration statement and (b) the fifth business day after the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review. If the Company fails to meet certain of the requirements in the PIPE Registration Rights Agreement following the Private Placement Closing, the Company will pay liquidated damages to the PIPE Purchasers as provided in the PIPE Registration Rights Agreement.

The PIPE Pre-Funded Warrants will be exercisable at an exercise price of $0.001 per share, subject to customary adjustments under the terms thereof and will be exercisable at any time on or after issuance, subject to the restriction discussed below. The PIPE Series A Common Warrants will have an exercise price of $6.35 per share to be paid in cash (unless a resale registration statement is unavailable at the time of exercise, in which case the PIPE Series A Common Warrants will be exercisable on a cashless net exercise basis), subject to adjustments as provided therein, and will be exercisable, subject to the restrictions discussed below, after the earlier of (1) the latest of (a) June 30, 2026, (b) the date on which the Company publicly announces, by means of a widely disseminated press release or a Current Report on Form 8-K, the enrollment of the 500th subject or the last subject, whichever is earlier, in the ELAINE-3 Trial; provided that the total enrollment will be no less than 500 subjects unless the study's Data Safety Monitoring Board recommends stopping enrollment at an earlier time or unless the FDA permits a different number for subject enrollment in a protocol amendment; (the “ELAINE-3 Enrollment Date”); and (c) the date on which the FDA approves or issues a complete response letter to Eli Lilly & Co.'s marketing application, including a supplement to a new drug application, for imlunestrant in combination with abemaciclib in breast cancer, and (2) October 31, 2026 ( the “Series A Common Warrant Initial Exercise Date”). The PIPE Series A Common Warrants will remain exercisable until the 30th day following the Series A Common Warrant Initial Exercise Date (the “Series A Common Warrant Termination Date”), except that if the Series A Common Warrant Initial Exercise Date has not occurred by December 23, 2030, then December 23, 2030 will be the Series A Common Warrant Termination Date. The PIPE Series B Common Warrants will have an exercise price of $7.62 per share payable on a cashless net exercise basis, subject to adjustments as provided therein, and will be exercisable, subject to the restrictions discussed below, after the later of (1) June 30, 2026 and (2) the date of the completion of the public readout of topline results of the ELAINE-3 Trial (the later of (1) and (2), the “Series B Common Warrant Initial Exercise Date”). The PIPE Series B Common Warrants will remain exercisable until the 30th day following the Series B Common Warrant Initial Exercise Date (the “Series B Common Warrant Termination Date”), except that if the Series B Common Warrant Initial Exercise Date has not occurred by December 23, 2030, then December 23, 2030 will be the Series B Common Warrant Termination Date.

None of the PIPE Pre-Funded Warrants, the PIPE Series A Common Warrants or the PIPE Series B Common Warrants can be exercised if, immediately prior to or following such exercise, the applicable PIPE Purchaser, together with its affiliates and any other persons whose beneficial ownership of shares of Common Stock would be aggregated with the PIPE Purchaser for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own more than 4.99%, 9.99% or 19.99%, at the election of the PIPE Purchaser (in each case, the “PIPE Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise. If, upon exercise of the PIPE Series A Common Warrants or PIPE Series B Common Warrants, a PIPE Purchaser would exceed the PIPE Maximum Percentage, then the PIPE Series A Common Warrants and PIPE Series B Common Warrants may be exercised for pre-funded warrants to purchase shares of Common Stock, which pre-funded warrants will have terms substantially the same as the PIPE Pre-Funded Warrants. The PIPE Maximum Percentage may be increased or decreased by a PIPE Purchaser with 61 days’ written notice to the Company; provided, however, that such percentage may in no event exceed (x) 19.99% prior to a vote of the Company’s stockholders approving the removal of such exercise limitation or (y) with respect to certain PIPE Purchasers, 4.99%.

The offer and sale of the PIPE Securities, including the PIPE Shares, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering, and/or Regulation S thereunder for sales to non-U.S. investors outside of the United States. The Company relied on these exemptions from registration based in part on representations made by the PIPE Purchasers.

Cantor is acting as sole placement agent in connection with the Private Placement.

Perceptive Life Sciences Master Fund Ltd. (“Perceptive”), a current stockholder of the Company, together with an affiliated fund, have agreed to purchase an aggregate of $20.0 million of the PIPE Securities. Joseph Edelman, a member of the Company’s Board, is the managing member of Perceptive Advisors LLC, the investment manager of Perceptive.

The Company will use the net proceeds from the Private Placement for working capital and will not use such proceeds for (1) the repayment of borrowed debt, (2) to redeem any Common Stock or any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, subject to certain exceptions, (3) for the settlement of any litigation that is outstanding as of the Private Placement Closing, and (4) to in-license or develop a drug candidate other than lasofoxifene or any drug or drug candidate in the Company’s pipeline as of the Private Placement Closing until the earlier of such time as the topline results of ELAINE-3 become available and the second anniversary of the effective date of the PIPE Securities Purchase Agreement.

Pursuant to the terms of the PIPE Securities Purchase Agreement, for so long as funds affiliated with each of Commodore and TCGX, respectively, beneficially own 5% or more in the aggregate of the issued and outstanding common stock of the Company (including any shares of common stock issuable upon the exercise of any outstanding PIPE Warrants whose initial exercise date has occurred), each of Commodore and TCGX will be entitled to designate one member of the Board, and the Company will take all actions reasonably necessary to have such designee promptly appointed to the Board of Directors, including, but not limited to, increasing the size of the Board to accommodate the appointment of such designee, subject to specified conditions. In addition, the Company has agreed to use its reasonable best efforts to cause the resignation of two (2) current members of the Board by the six (6) month anniversary of the PIPE Closing Date.

The above description of the Private Placement is qualified in its entirety by reference to the PIPE Securities Purchase Agreement attached hereto as Exhibit 10.1, the Form of PIPE Registration Rights Agreement attached hereto as Exhibit 4.1, the Form of PIPE Pre-Funded Warrant attached hereto as Exhibit 4.2, the Form of PIPE Series A Common Warrant attached hereto as Exhibit 4.3 and the Form of PIPE Series B Common Warrant attached hereto as Exhibit 4.4.

Sermonix Transaction

On December 18, 2025, the Company entered into agreements with Sermonix Pharmaceuticals, Inc. (“Sermonix”) and Ligand Pharmaceuticals Incorporated (“Ligand”) granting the Company exclusive licenses and rights to develop, manufacture and commercialize oral forms of the selective estrogen-receptor modulator known as lasofoxifene in all countries and territories of the world except for Asia and certain countries in the Middle East. Under the terms of the Company’s license agreement with Sermonix (the “Sermonix License”), the Company is assuming responsibility, in such countries and territories, for the ongoing global phase 3 clinical trial of oral lasofoxifene entitled “Evaluation of Lasofoxifene in ESR1 Mutations (ELAINE-3)” (the “ELAINE-3 Study”) and the Company is coordinating with Sermonix and Shanghai Henlius Biotech, Inc. (“Henlius”), Sermonix’s exclusive licensee for oral lasofoxifene in Asia and certain countries in the Middle East (the “Retained Territory”), with respect to Henlius’ conduct of the ELAINE-3 Study in the Retained Territory.

Sermonix License

Licenses and Exclusivity. Under the Sermonix License, the Company received from Sermonix an exclusive (even as to Sermonix), sublicensable license, under relevant patents and know-how owned or in-licensed by Sermonix, to develop, manufacture, commercialize and otherwise exploit products containing lasofoxifene (the “Licensed Products”) in all countries outside the Retained Territory (the “Licensed Territory”). Such license does not include a sublicense under the patents and know-how that Sermonix previously in-licensed from Ligand because the Company and Ligand entered into a direct license agreement (the “Ligand Agreement”) to replace Sermonix’s license from Ligand with respect to Licensed Products in the Licensed Territory. During the term of the Sermonix License, Sermonix and its affiliates are prohibited from developing, manufacturing, commercializing or otherwise exploiting products that selectively modulate the estrogen receptor, although Sermonix retains the ability to fulfill its obligations under its license agreement with Henlius (the “Sermonix-Henlius Agreement”) with respect to the Licensed Products in the Retained Territory.

Development, Manufacture and Commercialization Activities. Under the Sermonix License, the Company has the sole right to conduct all development (including regulatory activities), manufacturing and commercialization of Licensed Products in the Licensed Territory, at the Company’s sole cost and expense. The Company is obligated to use commercially reasonable efforts to develop and obtain and maintain regulatory approval for at least one Licensed Product in the Licensed Territory and, following receipt of regulatory approval, to use commercially reasonable efforts to commercialize the applicable Licensed Product in the country of approval. The Company has assumed certain of Sermonix’s agreements with third parties that are conducting or supporting the ELAINE-3 Study in the Licensed Territory and certain agreements with third-party contract manufacturers that have been supplying drug substance and drug product for the ELAINE-3 Study. All of Sermonix’s existing inventory of Licensed Product drug substance and drug product will be transferred to the Company at no additional cost and the Company will provide a portion of such inventory to Henlius for use in the ELAINE-3 Study in the Retained Territory.

Financial Terms. As consideration for the rights granted to the Company under the Sermonix License, the Company will issue Sermonix approximately $34.9 million in equity pursuant to a securities purchase agreement (the “Sermonix Purchase

Agreement”), as further described below, make payments to certain of Sermonix’s third-party service providers that total approximately $16.8 million, and make payments to Sermonix of $75,000 per month, subject to adjustment from time to time upon mutual agreement of the parties. The Company may credit the amount of such monthly payments against all milestone, royalty, and net proceed payments that become due to Sermonix under the Sermonix License, and the Company’s obligation to make such monthly payments will end upon Sermonix’s receipt of the first such milestone, royalty or net proceeds payment. If the Company or its affiliates achieve certain commercialization or annual net sales milestones with respect to the Licensed Products, the Company will make milestone payments to Sermonix up to a maximum aggregate total of $100.0 million, a portion of which may be payable in cash or shares of Common Stock at the Company’s discretion, with final terms to be negotiated between the parties. In addition, the Company is obligated to make royalty payments to Sermonix based on the Company’s and its affiliates’ annual net sales of the Licensed Products in the Licensed Territory, with the applicable royalty rates ranging from sub-single digit to low-single digit percentages, subject to customary reductions. Such royalty obligation will expire on a Licensed Product-by-Licensed Product and country-by-country basis on the latest of (i) the expiration of the last valid claim of a patent licensed to the Company by Sermonix that covers such Licensed Product in such country, (ii) the expiration of regulatory exclusivity of such Licensed Product in such country; and (iii) 10 years after the first commercial sale of such Licensed Product in such country. If the Company sublicenses or divests its rights to the Licensed Products to a third party, then in lieu of the milestone and royalty payments described above, the Company will pay to Sermonix a percentage of the net proceeds from such sublicensing or divestiture transaction. The applicable percentage is based on the type of payment received by the Company from the third party as well as status of development of the Licensed Products at the time that the sublicense or divestiture transaction is entered into, with rates starting in the high-double digit and decreasing to low-double digit percentages. As consideration for the Company’s payment and other obligations under the Sermonix License, the Company will be eligible to receive from Henlius all milestone and royalty payments that Henlius owes to Sermonix under the Sermonix-Henlius Agreement other than royalties that Sermonix owes to Ligand on account of Sermonix’s license agreement with Ligand, and with the further exception that, if Henlius and Sermonix later agree to share the costs of developing the Licensed Products in Japan, then the Company will not be entitled to receive Sermonix’s share of income arising from the sublicensing of Japanese rights to the Licensed Product.

Term and Termination. The Sermonix License will remain in effect until the Company, its affiliates and its sublicensees are no longer developing or commercializing any Licensed Product in the Licensed Territory. Each party may terminate the Sermonix License in its entirety for the uncured material breach by or insolvency of the other party. The Company may terminate the Sermonix License in its entirety for safety reasons or for convenience at any time after the topline data readout of the ELAINE 3 Study. Upon termination, all rights and licenses granted to Company will revert to Sermonix.

The Sermonix License includes certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions.

Cantor is acting as exclusive financial advisor in connection with the license transaction.

An affiliate of Perceptive currently holds approximately 29% of the outstanding capital stock of Sermonix (excluding securities convertible into shares of capital stock).

The foregoing description of the Sermonix License does not purport to be complete and is qualified in its entirety by reference to the full text of the Sermonix License, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Ligand Agreement

Licenses and Exclusivity. Under the Ligand Agreement, the Company received from Ligand an exclusive (even as to Ligand), sublicensable license, under relevant know-how and certain patents owned or in-licensed by Ligand, to develop, manufacture and sell Licensed Products for oral use in the Licensed Territory. Ligand does not have any restrictions on its ability to develop, manufacture or sell products (other than the Licensed Products) that selectively modulate the estrogen receptor. The Company granted to Ligand a non-exclusive, sublicensable, worldwide license, under the Company’s improvements to Ligand’s licensed technology, to develop, manufacture and sell products containing lasofoxifene for topical and other non-oral uses.

Development, Manufacture and Commercialization Activities. Under the Ligand Agreement, the Company has the sole right to conduct all development (including regulatory activities), manufacturing and commercialization of Licensed Products for oral use in the Licensed Territory, at the Company’s sole cost and expense. The Company is obligated to diligently develop, manufacture and sell oral Licensed Products in the Licensed Territory, to use commercially reasonable efforts to develop oral Licensed Products for treatment of metastatic breast cancer and develop markets for oral Licensed Products in the Licensed Territory, and to obtain all necessary regulatory approvals for its manufacture, use, importation and sale of oral Licensed Products in the Licensed Territory.

Financial Terms. The financial terms of the Ligand Agreement are the same, with respect to the Licensed Territory, as the financial terms of Sermonix’s license agreement with Ligand that was in place immediately prior to the Sermonix transaction (the “Prior Sermonix-Ligand Agreement”) As a result, the following payments, which are owed by the Company to Ligand, are identical to the amounts that Sermonix would have owed to Ligand if the Prior Sermonix-Ligand Agreement had not been replaced, with respect to the Licensed Territory, by the Ligand Agreement. If the Company or its affiliate or sublicensee achieves certain regulatory approval and commercialization milestones with respect to any oral Licensed Product in the Licensed Territory, the Company will make milestone payments to Ligand up to a maximum aggregate total of $10.5 million in regulatory milestones and $10.5 million in commercialization milestones per Licensed Product. In addition, the Company is obligated to make royalty payments to Ligand based on the Company’s and its affiliates’ and sublicensees’ annual net sales of oral Licensed Products in the Licensed Territory, with the applicable royalty rates ranging from mid-single digit to low-double digit percentages, subject to reductions for generic product sales and amounts paid to third parties for certain intellectual property licenses. Such royalty obligation will expire on a Licensed Product-by-Licensed Product and country-by-country basis on the latest of (i) the expiration of the last valid claim of a patent licensed to the Company by Ligand in such country, (ii) the expiration of regulatory exclusivity of such Licensed Product in such country, and (iii) 15 years after the first commercial sale of such Licensed Product in such country. If the Company sublicenses its rights to the oral Licensed Products to a third party, then in addition to the milestone and royalty payments described above, the Company will pay to Ligand a mid-teen percentage of certain amounts received by the Company from such third-party sublicensee.

Term and Termination. The Ligand Agreement will remain in effect so long as the Company, its affiliates and its sublicensees are developing, manufacturing, using or commercializing any Licensed Product in the Licensed Territory. Each party may terminate the Ligand Agreement in its entirety for the uncured material breach by or insolvency of the other party. The Company may terminate the Ligand Agreement in its entirety or on a product-by-product or country-by-country basis, prior to regulatory approval, for safety reasons or failure to achieve the primary efficacy endpoint in any clinical trial of a Licensed Product for oral use. Ligand may terminate the Ligand Agreement if the Company or its affiliate or sublicensee challenges the validity or enforceability of any patent licensed to the Company by Ligand. Upon termination, all rights and licenses granted to Company will revert to Ligand and the Company is obligated to transfer to Ligand the Company’s data, regulatory approvals, domain names and trademarks for the oral Licensed Products in the Licensed Territory.

The Ligand Agreement includes certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions.

The foregoing description of the Ligand Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ligand Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Sermonix Securities Issuance

In connection with entry into the Sermonix License Agreement, on December 18, 2025 the Company and Sermonix entered into a securities purchase agreement (the “Sermonix Securities Purchase Agreement”) pursuant to which Sermonix will be issued a pre-funded warrant (the “Sermonix Pre-Funded Warrant” or the “Sermonix Securities”) to purchase 5,502,402 shares of Common Stock (the “Sermonix Pre-Funded Warrant Shares”). The Sermonix Securities will be issued as partial consideration for Sermonix’s entry into the Sermonix License Agreement. The closing of the purchase and sale of the Sermonix Securities (the “Sermonix Closing”) is expected to occur on or about December 23, 2025, subject to customary closing conditions.

At the Sermonix Closing, the Company will enter into a registration rights agreement (the “Sermonix Registration Rights Agreement”) with Sermonix pursuant to which the Company is required to prepare and file a registration statement with the SEC to register the resale of the Sermonix Pre-Funded Warrant Shares within 30 calendar days after the date of the Sermonix Closing, and to use reasonable best efforts to have the registration statement declared effective at the earliest possible date but no later than the earlier of (a) 75 calendar days after the filing date if the SEC notifies the Company that it will review the registration statement and (b) the fifth business day after the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.

The Sermonix Pre-Funded Warrant has an exercise price of $0.001 per share, subject to customary adjustments under the terms thereof. The Sermonix Pre-Funded Warrant will not be exercisable until the Sermonix Stockholder Approval (as defined below) is obtained. Following receipt of the Sermonix Stockholder Approval, the Sermonix Pre-Funded Warrant will be exercisable at any time, except that the Sermonix Pre-Funded Warrant cannot be exercised if, immediately prior to or following such exercise, Sermonix, together with its affiliates and any other persons whose beneficial ownership of shares of Common Stock would be aggregated with Sermonix for purposes of Section 13(d) of the Exchange Act, would beneficially own more than 4.99% (the “Sermonix Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise. The Sermonix Maximum Percentage may be increased or decreased by Sermonix with 61 days’ written notice to the Company; provided, however, that such percentage may in no event exceed 19.99% prior to receipt of the Sermonix Stockholder Approval.

The Company has agreed to, no later than in connection with its 2026 annual meeting of stockholders (the “Annual Meeting”), provide notice of, and solicit proxies from the Company’s stockholders to obtain approval such that the Sermonix Pre-Funded Warrant can be exercised at any time without restriction or additional stockholder approval (the “Sermonix Stockholder Approval”). If the Sermonix Stockholder Approval is not obtained at or before the Annual Meeting, the Company has agreed to cause an additional meeting (special or general) of the Company’s stockholders to be held every 90 days thereafter for the purpose of obtaining the Sermonix Stockholder Approval until the Sermonix Stockholder Approval is obtained. If the Sermonix Stockholder Approval has not been obtained by the first anniversary of the original issuance of the Sermonix Pre-Funded Warrant, Sermonix shall have the right (the “Sermonix Redemption Right”) at any time and from time to time prior to such time that the Sermonix Stockholder Approval is obtained thereafter, to cause the Company to pay, at the option of Sermonix, an amount up to (a) $6.35 (the “Sermonix Redemption Price”) multiplied by (b) the number of shares of Common Stock with respect to which Sermonix is exercising the Sermonix Redemption Right. The Sermonix Redemption Right shall terminate on the earlier of (1) such time as an aggregate of $7.5 million in aggregate Sermonix Redemption Price (the “Sermonix Redemption Cap”) has been paid by the Company to Sermonix in connection with one or more exercises of the Sermonix Redemption Right; and (2) immediately upon receipt of the Sermonix Stockholder Approval.

The offer and sale of the Sermonix Securities has not been registered under the Securities Act or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering. The Company relied on this exemption from registration based in part on representations made by Sermonix.

The Sermonix Securities Purchase Agreement, Sermonix Pre-Funded Warrant and Sermonix Registration Rights Agreement and the transactions related thereto are referred to herein as the “Sermonix Securities Issuance.” The Sermonix Securities Issuance, together with the Sermonix License and the Ligand Agreement, are referred to herein as the “Sermonix Transaction.” The foregoing description of the material terms of the Sermonix Securities Issuance is qualified in its entirety by reference to the Sermonix Securities Purchase Agreement attached hereto as Exhibit 10.2, the Form of Sermonix Registration Rights Agreement attached hereto as Exhibit 4.5, and the Form of Sermonix Pre-Funded Warrant attached hereto as Exhibit 4.4.

********************

The PIPE Securities and the Sermonix Securities are collectively referred to herein as the “Securities.” The sale and issuance of the Securities have not been registered under the Securities Act or any state securities laws. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current

Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions in Item 1.01 of the Private Placement and the Sermonix Securities Issuance are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As previously reported, as of September 30, 2025, the Company had cash, cash equivalents and investments of $25.2 million. The Company expects that its existing cash resources as of September 30, 2025, when combined with the anticipated net proceeds to be received at the closing of the Private Placement, will enable the Company to fund its planned operations, including the ongoing development of lasofoxifene and ATH-1105, into 2028 (excluding any cash received from the potential exercise of the PIPE Warrants).

On December 18, 2025, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. The press release also announced the Company’s intent to change its name. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On December 18, 2025, the Company released an updated corporate presentation, including information regarding the transactions described in this Current Report on Form 8-K. A copy of the corporate presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information provided under this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

In connection with the entry into and anticipated consummation of the transactions described in this Current Report on Form 8-K, the Company has included in this Item 8.01 updated disclosures for the following sections of its Annual Report on Form 10-K filed on February 27, 2025 (Part I, Item 1—“Business”) and its Quarterly Report on Form 10-Q filed on November 6, 2025 (“Research and Development Expense” and “Liquidity and Capital Resources” in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and Part II, Item 1A—“Risk Factors”) The following disclosures assume the consummation of the transactions described in this Current Report on Form 8-K and such disclosures constitute forward-looking statements as discussed below.

Business

Overview

Athira is a clinical-stage biopharmaceutical company dedicated to the development of novel therapeutics for high unmet medical needs, including treatment-resistant metastatic breast cancer and amyotrophic lateral sclerosis (“ALS”), with the goal of improving patients’ lives.

Following a review of potential therapeutic and business opportunities, the Company is acquiring rights to a promising late-stage asset, lasofoxifene, for the potential treatment of ESR1-mutated (“mESR1”) metastatic breast cancer. This late-stage program has generated promising clinical data and the Company believes it represents a unique and exciting opportunity to diversify its pipeline. Athira believes this program will fit well with its later-stage clinical development experience, and complement the Company’s in-house asset, ATH-1105, a Phase-2 ready program for the potential treatment of ALS.

The drug development landscape in both neuroscience and oncology is evolving rapidly, driven by breakthroughs in genetics, disease biology, and molecular pathway research. Athira is leveraging this scientific momentum to advance a pipeline of innovative, late-stage assets both internally developed and strategically in-licensed with the goal of accelerating their path to market and maximizing their clinical and commercial impact.

The Company’s lead drug candidates, lasofoxifene and ATH-1105 , are novel, small molecule therapies with the potential to address devastating diseases where current treatment options are limited or ineffective. With a strong commitment to scientific excellence and patient-centered innovation, Athira aims to advance meaningful new therapies that are designed to treat patients with treatment-resistant metastatic breast cancer and ALS.

Athira’s other product candidates include ATH-1020, fosgonimeton, and new early compounds to address neurodegenerative diseases. The disclosure included in this Item 8.01 is focused on lasofoxifene and ATH-1105. For additional information regarding Athira’s other product candidates and early compounds, please refer to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025 and the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2025, August 7, 2025 and November 6, 2025.

Athira’s Pipeline

Figure 1 below illustrates the current development stage of Athira’s lead therapeutic drug programs, following this transaction. Each program targets unmet needs in either oncology or neurology, leveraging differentiated mechanisms of action supported by preclinical and clinical evidence. Lasofoxifene, a selective estrogen receptor modulator (“SERM”), is currently being evaluated in an ongoing registrational Phase 3 trial for metastatic breast cancer with ESR1 mutations. ATH-1105, a small-molecule positive modulator of the neurotrophic HGF system, has completed a first-in-human Phase 1 trial, and planning for a Phase 2 clinical trial for the treatment of ALS is underway. Athira aims to advance these programs with a focus on disciplined clinical strategy and execution, data-driven decision making, and potential commercialization following receipt of applicable regulatory approvals.

Figure 1. Summary of Athira’s Lead Clinical Programs.

The above summary excludes Athira’s other product candidates, including ATH-1020, fosgonimeton, and Athira’s early compounds.

Lasofoxifene

Lasofoxifene is a highly potent, orally bioavailable, small molecule, selective estrogen receptor modulator that inhibits estrogen receptor signaling in both WT and mESR1 breast cancer.

Lasofoxifene was discovered through a research collaboration between Pfizer Inc. (“Pfizer”) and Ligand Pharmaceuticals (“Ligand”). Pfizer continued development of the drug in osteoporosis, female sexual dysfunction, and vaginal atrophy. In 2009, lasofoxifene was approved by the EMA in Europe for the treatment of osteoporosis, under the drug name Fablyn. Multiple NDAs were submitted by Pfizer for the prevention of osteoporosis, and vulvar and vaginal atrophy, but no approvals were granted in the United States for these indications. Pfizer determined not to launch Fablyn in Europe and marketing authorization was withdrawn automatically under the Sunset Provision in 2012. Currently, lasofoxifene is not authorized for marketing anywhere in the world.

In 2011, Pfizer returned global rights of lasofoxifene to Ligand. In 2015, Sermonix subsequently in-licensed exclusive rights to oral lasofoxifene from Ligand, and in 2016, in-licensed intellectual property in ESR1 mutations from Duke University. In 2018, patents were issued for lasofoxifene in ER+ breast and ovarian cancers with an ESR1 mutation. Sermonix initiated a Phase 2/3 development program of lasofoxifene for the treatment of men or women with locally advanced or metastatic estrogen receptor-positive (ER+) breast cancer with an ESR1 mutation (ELAINE-1 and ELAINE-2 studies). In May 2019, the FDA granted lasofoxifene Fast Track Designation. A pivotal Phase 3 trial (ELAINE-3) is underway with topline data expected in 2027.

In December 2025, Athira in-licensed lasofoxifene globally, excluding Asia and certain countries in the Middle East. Athira plans to complete the ELAINE-3 trial to position lasofoxifene for potential approval in the United States and Europe, if successful.

Mechanism of Disease

Estrogen receptor–positive (“ER⁺”) breast cancer accounts for roughly 70% of all breast cancer cases and relies on estrogen-mediated signaling for tumor growth and survival. Endocrine therapy, through aromatase inhibitors (“AIs”), selective estrogen receptor modulators, or selective estrogen receptor degraders (“SERDs”), remains the standard of care, but a majority of patients with metastatic disease eventually develop resistance. A key mechanism underlying this acquired resistance is mutation of the ESR1 gene, which encodes the estrogen receptor alpha (ERα). ESR1 mutation arise primarily due to the selective pressure from endocrine therapies. While endocrine therapies are initially effective, over time, a portion of tumor cells enter a quiet state where they rewire survival pathways, often in the form of ESR1 mutations that are resistant to therapies. The result is persistent estrogen-mediated activation, uncontrolled cell proliferation, and metastatic potential despite ongoing endocrine therapy. Tumors harboring these mutations exhibit diminished sensitivity to standard agents such as fulvestrant, leading to relapse after CDK4/6 inhibitor–based combinations and limited progression-free survival (“PFS”) in the post-CDK4/6 setting, highlighting a critical unmet need.

Mechanism of Action

Lasofoxifene is a next-generation selective estrogen receptor modulator that inhibits estrogen receptor signaling in both WT and mESR1 breast cancer. Unlike other endocrine agents that lose potency in the presence of ESR1 mutations such as Y537S and D538G, lasofoxifene maintains full inhibitory activity by stabilizing the receptor in an inactive conformation. Structural and preclinical data show that lasofoxifene disrupts the activation helix within the ER ligand-binding domain, preventing downstream estrogen signaling. This mechanism effectively shuts down the constitutive signaling that drives proliferation and metastasis in mESR1 tumors.

In preclinical models, lasofoxifene demonstrated superior antitumor activity compared with fulvestrant, both as a single agent and in combination with CDK4/6 inhibitors, achieving robust tumor responses. Clinically, lasofoxifene acts as a tissue-selective ER modulator – antagonistic in breast tissue while maintaining beneficial estrogenic activity in bone tissues, supporting an improved tolerability and quality-of-life profile compared to SERDs. Lasofoxifene has also demonstrated excellent combinability with targeted agents such as CDK4/6 or PI3K inhibitors.

Through this unique receptor-stabilizing mechanism, lasofoxifene represents a mechanistically distinct and potent strategy to overcome ESR1-driven endocrine resistance and re-establish durable ER pathway control in metastatic ER⁺/HER2⁻ breast cancer.

Clinical Evidence for Treatment of mESR1 Metastatic Breast Cancer

A robust clinical efficacy and safety database was generated by Pfizer during their development of lasofoxifene, including 23 Phase 1 trials, 11 Phase 2 trials, and 6 Phase 3 trials. These data position lasofoxifene as one of the more well-characterized and novel endocrine therapies under development for advanced mBC. Athira plans to leverage the existing data to advance the development of lasofoxifene. Of note, over 5,000 patients were treated with lasofoxifene in Pfizer’s Phase 3 (PEARL; NCT00141323) osteoporosis trial for up to 5 years, which demonstrated reduction in bone fractures and a reduction in new-onset breast cancer. After 5 years, women treated with 0.5 mg lasofoxifene had an 81% (p<0.001) decrease in risk of ER+ breast cancer.

ELAINE-1 (NCT03781063) was an open-label, randomized, multicenter, Phase 2 trial, designed as a proof-of-concept of lasofoxifene compared to fulvestrant for the treatment of pre- and postmenopausal women with locally advanced or metastatic ER+/HER2− breast cancer with an acquired ESR1 mutation and who have disease progression on an AI in combination with a cyclin dependent kinase (CDK) 4/6 inhibitor. The primary outcome measure was PFS and the median PFS was 5.6 and 3.7 months for lasofoxifene treated participants and fulvestrant treated participants, respectively (Figure 12). Lasofoxifene and fulvestrant were both safe and well tolerated, with no significant differences between groups. While the trial was not powered, it sufficiently demonstrated the potential benefit of monotherapy lasofoxifene.

Figure 2. Kaplan-Meier estimates of PFS for lasofoxifene versus fulvestrant.

Crosses indicate censored patients. CI, confidence interval; Fulv, fulvestrant; HR, hazard ratio; LAS, lasofoxifene.

ELAINE-2 (NCT04432454) was an open-label, multicenter, single-arm Phase 2 trial, designed to evaluate the safety and tolerability of the lasofoxifene and abemaciclib (a subsequently approved treatment) combination for the treatment of pre- and postmenopausal women with locally advanced or metastatic ER+/HER2− breast cancer with an acquired ESR1 mutation who have disease progression while on first and/or second lines of hormonal treatment. The combination treatment of lasofoxifene with abemaciclib demonstrated a 13-month (56 weeks) median PFS, which the Company believes is the longest duration observed in 2L/3L post-CDK4/6i patients (Figure 13). The combined treatment delivered a high tumor response (56% ORR) and durable disease control (65.5% CBR). The deep ctDNA and ESR1 clearance correlated with PFS, which is suggestive of target engagement and clinical benefits for patients with co-mutations. Safety outcomes of participants treated with abemaciclib and lasofoxifene resembled the established safety profile of abemaciclib and lasofoxifene, separately, with no notable increases in adverse event frequency.

Figure 3: Kaplan-Meier analysis of PFS.

CI, confidence interval; NE, not estimable; PFS, progression-free survival.

Clinical Development Plan for Lasofoxifene in mESR1 Metastatic Breast Cancer

In September 2022, an End of Phase 2 (EOP2) meeting was held with the FDA. Following the completion of ELAINE-2, these data were discussed with FDA and a pivotal, global Phase 3 trial protocol (ELAINE-3; NCT05696626) to evaluate lasofoxifene with abemaciclib was agreed upon. ELAINE-3 aims to demonstrate the potential superiority of lasofoxifene with abemaciclib, as a new standard-of-care versus fulvestrant with abemaciclib for ESR1-driven post-CDK4/6i metastatic breast cancer (Figure 14). The primary endpoint is determined by a blinded independent review of centralized scans using industry standard RECIST criteria. The primary readout will be conducted when 285 participants have been determined to meet the RECIST criteria for progression.

ELAINE-3 was initiated in 2024; as of December 2025, over 50% of recruitment was completed and Athira anticipates completion of recruitment in the first half of 2026.

Figure 4: ELAINE-3 Trial Design

Market Opportunity

Current effective treatment options for ER+/HER2-, ESR1 mutated breast cancer remain limited, particularly after progression on AIs and CDK4/6 inhibitor therapy.

Athira believes that if lasofoxifene, in combination treatment with abemaciclib (Verzenio), demonstrates a competitive PFS, a substantial objective response rate, and a favorable tolerability and quality of life profile, it will represent a compelling profile for approval and commercialization. In a quantitative survey of 50 physicians, Sermonix reported that 86% of physicians indicated that they definitely would or probably would prescribe a lasofoxifene combination regimen to treat patients with ER+/HER2- advanced breast cancer with an ESR1 mutation. The Company believes lasofoxifene, if approved, will represent a desirable commercial option for patients with ER+/HER2-, ESR1 mutated breast cancer. Based on the prevalence of ER+/HER2- mBC cases in 2L+ therapy and rate of ESR1 mutations, Athira’s market research suggests that the U.S. market opportunity for lasofoxifene may exceed $1.0 billion in peak annual sales.

Potential Commercialization Plan

Lasofoxifene is currently in development for the potential treatment of ER+/HER2-, ESR1 mutated metastatic breast cancer, a genetically defined, high-value market segment with limited effective options following AI and CDK4/6 inhibitor therapy. The potential commercialization strategy is centered around lasofoxifene as a 2L/3L+ therapy in combination with abemaciclib (CDK4/6i) after progression on endocrine therapy + CDK4/6i. Athira aims to demonstrate that lasofoxifene provides compelling combination efficacy while offering quality-of-life advantages unmatched by current endocrine therapies. If successful, the Company may evaluate lasofoxifene in earlier-line use and in combinations with other targeted therapies such as mTOR or PI3K pathway inhibitors.

Manufacturing

Athira does not operate its own facilities for manufacturing, storing, or distributing drug candidates. It utilizes third-party CDMOs to manufacture and supply preclinical and clinical materials during the development of drug candidates.

Lasofoxifene is purified as a stable solid and then released to other CDMOs for formulation and packaging into the final tablet drug product for use in clinical testing and commercial supply. The drug chemistry is well established, the highly potent API has been well characterized, and the impurity profile is well controlled. Athira believes the synthesis of lasofoxifene tablets is reliable and reproducible and the synthetic routes can be further optimized to enable large-scale production, including the manufacturing of API in a high-potent suite. Current manufactured drug product follows the original Pfizer formulation. Clinical supply manufacturing is on track to meet the projected drug supply demand of the ongoing ELAINE-3 trial. Ongoing process optimization is being conducted to establish larger clinical and commercial supplies that meet quality and manufacturing standards for the potential commercial manufacturing of lasofoxifene, with an anticipated 4-year shelf life.

For the potential commercialization of any drug candidates that receive regulatory approval, Athira expects to rely on any potential partner’s manufacturing capabilities or use similar third-party CDMO contract resources.

Competition

The biotechnology and biopharmaceuticals industries are characterized by rapid technological advancement, significant competition, and an emphasis on intellectual property. The mBC market is active, especially in the 2L+ treatment landscape. Athira expects increased competitive pressures from both large and small pharmaceutical companies and from established and emerging biotechnology companies, as well as academic, government, public, and private research institutions.

While lasofoxifene is a novel SERM, several pharmaceutical and biotechnology companies are developing or marketing 1L+ therapies for patients with ESR1 mBC. These include, but are not limited to, Stemline Therapeutics, Inc. (Orsedu ®), Eli Lilly (Inluriyo ®), AstraZeneca, Sanofi, Arvinas, Olema, Novartis Pharmaceuticals, and F. Hoffman- La Roche AG. Although SERDs and SERMs may have utility in the 1L setting, Athira believes that demonstrating a substantial and clinically meaningful improvement from the current standard of care remains challenging. Existing AI and CDK4/6i combinations have demonstrated efficacy, safety, tolerability, and cost effectiveness that are difficult to displace. SERDs have been found to be most effective in patients with low ESR1 mutation rates. Given common clinical practice to sequence therapies with different mechanisms of action upon disease progression, a SERM such as lasofoxifene may be positioned for use following prior exposure to SERDs, AIs, CDK4/6i, or other therapies utilized in earlier stages of the disease.

Athira believes that the key competitive factors affecting the success of lasofoxifene will include efficacy, quality of life improvement, safety profile, convenience, cost, and intellectual property protection compared to existing treatments. Compared to its competitors, the Company believes lasofoxifene has the potential to deliver durable efficacy (13 months PFS in CDK4/6i combo setting), superior tolerability (grade 1/2 AEs such as diarrhea), and combination potential (minimal DDIs). In addition, Athira believes that lasofoxifene is the only targeted novel endocrine treatment with potential QoL benefits (improved urogenital symptoms and potential bone density and lipid health benefits) in precision oncology medicine. Thus, Athira believes that these advantages may position lasofoxifene as a potential standard in endocrine therapy. Newly approved treatments for ESR1+ mBC will have to compete with existing therapies as well as therapies currently in development and that may be developed in the future. Many of the Company’s current and potential competitors possess greater financial, technical, and human resources, along with deeper experience in drug discovery, clinical development, and obtaining regulatory approval for therapies in the U.S. and abroad. They also have extensive expertise in commercializing approved therapies and leveraging established market channels. Mergers and acquisitions in the pharmaceutical and biotechnology industries continue to concentrate these capabilities among a smaller number of companies. As a result, competitors may achieve regulatory approval more rapidly, secure broad market penetration, and gain stronger physician and payer adoption.

ATH-1105

ATH-1105 is a novel, orally available, brain-penetrant, next generation, small-molecule drug candidate designed to positively modulate the neurotrophic HGF system. Athira conducted a first-in-human Phase 1 double-blind, placebo-controlled trial that enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The trial was completed in November 2024 and evaluated the safety and tolerability of ATH-1105 and included measurements of pharmacokinetic outcomes. The results of the Phase 1 trial showed that ATH-1105 demonstrated a favorable safety profile and was well-tolerated in healthy volunteers, supporting continued clinical development.

In preclinical models of ALS, treatment with ATH-1105 resulted in improvements in motor neuron survival and function. In vitro, ATH-1105 treatment protected primary spinal motor neurons from glutamate toxicity and prevented accumulation of toxic protein aggregates. Additionally, ATH-1105 induced target activation in cultures of ALS patient-derived motor neurons. In a preclinical mouse model of ALS, treatment with ATH-1105 significantly prevented loss of body weight, and improved motor function including balance, coordination and muscle strength. Athira additionally reported that treatment with ATH-1105 significantly improved electrophysiological measures of functional nerve signaling and protected against motor neuron axon degeneration and demyelination. ATH-1105 treatment also significantly reduced biomarkers of inflammation and neurodegeneration and prolonged survival. Study results were presented at the Motor Neurone Disease Association International Symposium in December 2022 and 2023, and published in Frontiers in Neuroscience, 2024. Weight loss, motor deficits, inflammation, loss of functional nerve signaling, and motor neurodegeneration and demyelination are all hallmarks of ALS disease; treatment with ATH-1105 significantly improved all of these aspects in the preclinical models tested.

Mechanism of Disease

Causes of neurodegenerative diseases are not fully understood as they are complex with several contributing factors including inflammation, oxidative stress, neurotoxicity, excitotoxicity, synaptic dysfunction, and protein pathologies that ultimately lead to neuronal damage, neuronal network degeneration and a decline in function. Intrinsic to these diseases is the disruption of a healthy neuronal network that can be overcome and repaired or maintained when the body’s natural repair mechanisms are intact. However, a loss of or reduction in ability of the body to repair itself can lead to dysregulation that then manifests as symptoms and overall functional decline. One such naturally occurring repair mechanism is the neurotrophic HGF system.

Scientific evidence supporting the neurotrophic HGF system as a naturally occurring repair mechanism is backed by over 30 years of research. MET is one of the most stably expressed genes in the adult human brain and is essential to a healthy, functional nervous system. HGF/MET signaling plays a critical role in both the development and maintenance of nervous system tissue. In ALS, studies have highlighted the importance of HGF in key processes affected by the disease. HGF functions as a potent survival factor for motor neurons, and impaired HGF/MET signaling has detrimental effects on neuromuscular junction integrity. Preclinical studies in ALS animal models show that HGF delivery reduces motor neuron degeneration, improves motor function, and prolongs lifespan. Additionally, HGF signaling has been linked to muscle function, the loss of which is a key feature of ALS. And although evidence supports the neurotrophic HGF system as an attractive target for combating neurodegenerative diseases, such as ALS, with its multimodal mechanism of action, it has proven a difficult drug target. There are approved and in-development gene therapy approaches to increase HGF expression beyond normal physiological levels, but these are limited as potentially viable treatment options for neurological disorders due to limited distribution and more invasive delivery requirements, such as intrathecal or intravenous, or locally restricted to the periphery, such as via intramuscular routes of administration.

To date, drug developers have been deploying approaches that typically address only a single factor of the cascade of pathologies that lead to neurodegeneration, and translating early successful results to meaningful clinical benefit has been mixed. Athira believes that addressing such complex and multifactorial diseases requires a novel multimodal approach, such as targeting the neurotrophic HGF system through non-invasive small molecules that enhance levels of HGF system activation to protect and repair neuronal networks.

Mechanism of Action

Athira has developed a pipeline of proprietary small molecule compounds, or ATH positive modulators, designed to enhance the neurotrophic HGF system and promote its neuroprotective, neurotrophic and anti-inflammatory effects, including protection of neurons from a variety of insults. These novel small molecules are designed to cross the blood-brain barrier for CNS disorders or remain in the periphery for PNS and other indications, and mechanistically produce a series of multimodal effects that support their therapeutic promise to: reduce inflammation, promote regeneration, provide neuroprotection, and, ultimately, slow disease progression.

Figure 3 below illustrates the hypothesized mechanism of action of ATH positive modulators and the cellular disease state where diseased neurons generate a biomarker of neurodegeneration, NfL, as well as other signature markers of neuronal damage. Contributing to a diseased neuron are also proinflammatory cytokines produced by activated microglia. In the treated neuron state where ATH positive modulators are designed to enhance HGF/MET signaling to promote neuroprotective and neurotrophic pathways, reduced neuron degeneration and NfL production occur while the treated glia show reduced activation and production of proinflammatory cytokines, illustrating the potential reduction in neurodegeneration and inhibition of neuroinflammation through the enhancement of the neurotrophic HGF system.

Figure 5. Hypothesized Mechanism of Action of ATH Positive Modulators.

As ATH positive modulators interact with the HGF system, neurotrophic and neuroprotective pathways are activated downstream, including the activation of the extracellular-signal regulated kinase (“ERK”) and protein kinase B, or AKT pathways, which play critical roles in protecting neurons from damage and death, including from oxidative stress, excitotoxicity, and apoptosis. Figure 4 below shows cell culture data demonstrating that one of the key mechanisms of action of ATH positive modulators is through activation of AKT and ERK via MET activation.

Figure 6. ATH-1105 enhances HGF signaling and promotes neurotrophic and neuroprotective pathways.

Positively modulating the neurotrophic HGF system promotes its multimodal effects, which Athira believes can potentially address the complex pathology in neurodegenerative diseases. These positive multimodal effects taken together may lead to improvement in function.

ATH-1105 Preclinical Evidence for ALS

ATH-1105 is a novel oral small molecule drug candidate being assessed as a potential treatment for ALS. In a spinal motor neuron model, ATH-1105 significantly protected against neuron death by glutamate-induced excitotoxicity, while reducing pathological aggregation of Transactive response (“TAR”) DNA-binding protein 43 (“TDP-43”). Figure 5 summarizes the data with images of microtubule-associated protein-2 (“MAP-2”)-labeled spinal motor neurons in green, and extranuclear TDP-43 in red. In the control image on the left with no excitotoxic insult (glutamate), there is minimal overlap of MAP-2 neurons with extranuclear TDP-43. When glutamate is applied to the motor neuron cultures, there is an overall reduction in the number of neurons and increased extranuclear TDP-43 as shown by overlapping red-green staining in the middle image. When cell cultures were treated with ATH-1105, the effect of glutamate-induced excitotoxicity on the overall number of motor neurons and extranuclear TDP-43 protein aggregation was significantly reduced, as seen in the rightmost image and as quantified in the bar graphs.

Figure 7. ATH-1105 is Neuroprotective Against Excitotoxic Insult and Reduces Extranuclear TDP-43 Levels in Spinal Motor Neurons.

Data presented as mean + SEM. Statistics applied: 1-way ANOVA with Fisher least significant difference test. *p<0.05; **p<0.01; ***p<0.001 versus Glutamate Control. Scale bar: 100 µm. n=5-6 per group.

MAP-2, microtubule-associated protein-2; TDP-43, TAR DNA-binding protein 43.

ATH-1105 has also demonstrated target engagement in ALS patient-derived induced pluripotent stem cells (iPSCs) that were differentiated into motor neurons. In this model, as summarized in Figure 6, ALS patient-derived motor neurons treated with ATH-1105 10 nM exhibited a significant increase in MET activation (pMET) demonstrating engagement of HGF signaling, when compared to motor neurons treated with vehicle. Furthermore, treatment with ATH-1105 led to enhanced neuronal survival of ALS patient-derived motor neurons.

Figure 8. ATH-1105 enhances MET activation and survival in ALS patient-derived motor neurons.

Human iPSC-derived motor neurons derived from four people with sporadic ALS were sourced from Cedar Sinai via AnswerALS consortium. Motor neurons were cultured in growth factor deprived media and treated with vehicle or ATH-1105 every 48h for six days. MET activation: Data presented as mean ± SEM. Statistical significance was determined via paired t-test comparing MET activation (pMET/Total MET) in motor neurons treated with vehicle or ATH-1105 [10] nM for 24 hours;

n = 2-3 technical replicates from each donor. Neuronal survival: Representative image highlighting effect of ATH-1105 on ALS patient-derived motor neurons (ALS 1) in culture. Neuronal survival (number of Tuji1+ neurons) was measured as surviving neurons on Day 6 divided by number of neurons on Day 1 (control expressed as 100%). Scale bar = 100 µm. Data expressed as fold-change between vehicle and ATH-1105 and presented as mean ± SEM. Statistical significance was determined via paired t-test comparing vehicle (containing HGF 0.05 ng/ml) with ATH-1105 [10] nM; n = 3-6 technical replicates from each donor. Select doses shown.

Plasma biomarkers of inflammation and neurodegeneration were significantly reduced following treatment with ATH-1105 in a transgenic TDP-43-driven mouse model of ALS (Figure 7). These results support the anti-inflammatory and neuroprotective effects of ATH-1105 through enhancement of neurotrophic HGF system signaling. In the TDP-43-driven ALS model, significant increases in the proinflammatory cytokines tumor necrosis factor alpha (“TNF-alpha”), and interleukin 6 (“IL-6”), were observed compared to healthy wild-type (“WT”), control animals. When ALS-model mice, or ALS mice, were treated with ATH-1105, significant reductions in both TNF-alpha and IL-6 were observed, demonstrating anti-inflammatory activity. Consistent with the neuroprotective effects demonstrated in cell-based models, a significant reduction in plasma levels of the neurodegeneration biomarker, NfL, was observed in ALS mice treated with ATH-1105, which is indicative of neuroprotection.

Figure 9. ATH-1105 Improves Biomarkers of Inflammation and Neurodegeneration in a Mouse Model of ALS.

Graphical representation of plasma IL-6, TNF-α in fold-difference over the WT + vehicle group, and NfL levels in ng/ml at two months of treatment. N=10 per group. Data presented as mean ± SEM. Statistical significance was determined by 1-way ANOVA with the Dunnett’s test versus ALS + vehicle. ****p<0.0001.

ALS, amyotrophic lateral sclerosis; IL-6, interleukin 6; NfL, neurofilament light chain; TNF-α, tumor necrosis factor alpha; WT, wild-type.

Treatment with ATH-1105 in a mouse model of ALS protected against axon degeneration and demyelination as observed from histological examination of cross-sections of the sciatic nerve. Figure 8 below includes an image of the sciatic nerve from a WT healthy control animal, on the left, featuring a large number of large diameter axons surrounded by a consistent and highly regular coating of myelin sheath. In the middle, a sciatic nerve image from an ALS disease control animal is shown, where a marked reduction in the number of axons, a decrease in average axon diameter, and irregular myelination is observed. On the right, when ALS animals are treated with ATH-1105, sciatic nerve integrity is preserved with a greater population of large diameter axons and preservation of regular myelination. Graphs below the images are quantified data showing these effects of ATH-1105 in a mouse model of ALS.

Figure 10. Treatment with ATH-1105 Protected Against Axon Degeneration and Demyelination in a Mouse Model of ALS.

Histology images of sciatic nerve cross-sections stained with toluidine blue to label myelin. Scale is 10 μm (all panels). Graphical representation of the number of axons (per 100 µm2), axonal diameter (in micrometers), and mean of myelin g-ratio, defined as the ratio of the inner axonal diameter to the total axonal diameter, following two months of treatment. Data presented as mean + SEM. Statistical significance was determined by 1-way ANOVA with the Dunnett’s test versus ALS + vehicle. ****p<0.0001.

ALS, amyotrophic lateral sclerosis; WT, wild-type.

Further analyses of electrophysiological and behavioral assessments indicated the protection of the motor neurons with ATH-1105 translated to improved nerve and motor function (Figure 9). Compound muscle action potential (“CMAP”), and nerve conduction velocity (“NCV”), are two electrophysiological measures of functional nerve signaling. Treatment with ATH-1105 in a mouse model of ALS demonstrated consistent and significant improvements of nerve function compared to ALS disease control animals.

Two examples of motor function improvements are shown by the rotarod, an assessment of balance and coordination, and the grip test, an assessment of strength. ALS disease control animals showed significant motor impairments compared to WT healthy control animals. ATH-1105 treatment in this mouse model of ALS led to significant improvements in both the rotarod and grip tests compared to the vehicle treated ALS disease control animals, demonstrating preservation of motor function. Other motor behavior tests assessing balance, coordination and muscle strength were the balance beam and Kondziela screen tests. Across all motor function measures, significant improvements were seen in ALS animals treated with ATH-1105 compared to ALS animals treated with vehicle.

Figure 11. Treatment with ATH-1105 Improves Nerve and Motor Function in a Mouse Model of ALS.

Graphical representation of CMAP amplitude, NCV, rotarod latency, and grip strength at baseline and after one and two months of treatment. Data presented as mean ± SEM. Statistical significance was determined by 2-way ANOVA with the Dunnett’s test versus ALS + vehicle. **p<0.01; ***p<0.001; ****p<0.0001. N=10 per group.

ALS, amyotrophic lateral sclerosis; CMAP, compound muscle action potential; NCV, nerve conduction velocity; WT, wild-type.

The above study results, depicted in Figure 9, were presented at the American Academy of Neurology (“AAN”), in April 2023, and the ALS Drug Development Summit in May 2023.

Treatment with ATH-1105 in a mouse model of ALS extends survival and improves other disease-related measures. Figure 10 below compares ALS mice treated with oral ATH-1105 20 mg/kg once daily in blue with oral vehicle once daily treated ALS mice in red. Mice were treated from one month of age to a humane endpoint maximum of five months of age, for a total of up to four months of treatment. ATH-1105 increased time to first mortality and significantly prolonged survival compared to ALS disease control animals (p=0.0035). ATH-1105 also significantly protected against body weight reduction (p<0.01). These findings were reported at the AAN 2023 Annual Meeting in April 2023.

Figure 12. ATH-1105 Significantly Improved Survival in a Mouse Model of ALS.

Data presented as Kaplan-Meier curve

Statistics applied: Log-rank (Mantel-Cox) test for survival curve comparison, **p<0.01. n=20 mice per group at start

Treatment with ATH-1105 in a mouse model of ALS outperforms treatment with riluzole under the conditions tested in assessments of motor function, nerve function, and in reducing disease-related plasma biomarkers. Figure 11 below compares performance in the grip test of WT mice (grey) and transgenic ALS mice treated daily with vehicle (red), intraperitoneal riluzole 5 mg/kg (green), oral ATH-1105 20 mg/kg (blue), or both ATH-1105 and riluzole (purple). Mice treated with ATH-1105 alone and co-administration of riluzole and ATH-1105 consistently outperformed the vehicle-treated ALS disease control group. In both the ATH-1105 and the co-administration of ATH-1105 and riluzole groups, performance on the test approached that of the WT healthy control group. ATH-1105 treatment outperformed riluzole treatment in tests of motor function including the grip, rotarod, Kondziela screen, and balance beam tests. ATH-1105 also outperformed riluzole in tests of nerve function preservation including CMAP amplitude and NCV. ATH-1105 treatment further reduced plasma levels of IL-6 and TNF-alpha compared to riluzole, which are biomarkers of inflammation. ATH-1105 treatment also more greatly reduced plasma levels of NfL compared to riluzole, which is a biomarker of neurodegeneration. Furthermore, ATH-1105 significantly reduced levels of pTDP-43 in the sciatic nerve, whereas riluzole did not. These findings were reported at the Northeast ALS Consortium meeting in October 2023, and the Motor Neurone Disease Association conference in December 2023.

Figure 13. ATH-1105 Preserves Motor and Nerve Function and Reduces Plasma NfL Compared with Riluzole in a Mouse Model of ALS.

Graphical representation of change from baseline following two months of treatment in grip test, CMAP amplitude, and Plasma Nfl. Data presented as mean ± SEM, or box-and-whisker plots

Statistics applied: One-way ANOVA with Dunnett’s test. *p<0.05; **p<0.01; *** p<0.001; **** p<0.0001. n=10 mice per group; Abbreviations: CFB, change from baseline, CMAP, compound muscle action potential, NfL, neurofilament light chain

Clinical Evidence for ATH-1105 in ALS

Athira conducted a first-in-human Phase 1 double-blind, placebo-controlled trial that enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The trial was completed in November 2024 and evaluated the safety and tolerability of ATH-1105 and included measurements of pharmacokinetic outcomes. The results of the Phase 1 trial showed that ATH-1105 exhibited a favorable safety and tolerability profile, dose-proportional PK, and CNS penetration. In an exploratory target engagement study, analysis of neuron-derived extracellular vesicles from human plasma showed a treatment-associated increase in phospho-GSK3β(Ser9), supporting its potential use as a biomarker for future clinical development.

Clinical Development Plan for ATH-1105 in ALS

Athira is proposing a Phase 2a, open-label, multicenter, single-arm trial designed to assess plasma NfL levels, safety, pharmacokinetics, and exploratory outcomes for a once daily single-dose treatment of ATH-1105 for a minimum of 6-months in people living with ALS. NfL is a well-established biomarker of axonal injury and is elevated in people living with ALS, reflecting rate of neurodegeneration. In the Company’s proposed Phase 2 study, demonstrating a reduction or stabilization of NfL would deliver proof-of-concept for neuroprotection, indicating that ATH-1105 may slow the biological drivers of ALS progression. Exploratory outcome measures may include ALSFRS-R, Slow Vital Capacity, and other ALS related biomarkers. The trial population would include males or females between ≥18 and 80 years of age, inclusive with sporadic or familial ALS who are diagnosed with definite ALS, probable ALS, probable ALS laboratory results supported or possible ALS according to the El Escorial revised criteria for the diagnosis of ALS. Approximately 40 participants are expected to enroll in the trial. This trial is anticipated to provide clinical evidence to support the design and conduct of a larger pivotal clinical trial.

The Phase 2a trial in people living with ALS has an anticipated start in 2026, with topline results expected as early as 2027.

Market Opportunity

The potential target indications for Athira’s ATH-1105 include ALS and other neurodegenerative diseases. ALS is a progressive and fatal neurodegenerative disease with a typical life expectancy of only 2-5 years after diagnosis. Given its severity, persistent unmet medical need, and lack of any effective therapies, any treatment that demonstrates meaningful clinical benefit has the potential for rapid adoption. A recent study estimated that approximately 33,000 persons in the United States are affected with ALS. This number was projected to increase to approximately 36,000 by 2030. Prevalence at the global level varies geographically. Cases worldwide have been projected to increase from approximately 223,000 in 2015 to approximately 377,000 in 2040.

Currently, there are only four approved drugs that are specifically indicated for the treatment of ALS, of which none targets neurotrophic factor systems with a multimodal mechanism of action with the potential to offer neuroprotective, anti-inflammatory and potentially disease modifying effects.

Potential Commercialization Plan

ATH-1105 is currently in development for the potential treatment of ALS. The potential commercialization strategy is expected to consider the following key elements:

1.
potential first-line therapy;
2.
an add-on therapy for patients on existing therapies; and
3.
a therapy for patients who have stopped existing therapies.

Athira aims to demonstrate the therapeutic potential of ATH-1105 in ALS as an initial indication. Given the unique potential of ATH-1105 to provide broad protection against neurodegeneration, there may be therapeutic application in additional neurodegenerative indications including but not limited to frontal temporal dementia, Parkinson’s disease, Alzheimer’s disease, primary lateral sclerosis, progressive muscle atrophy, polyneuropathies, and others. Athira expects its commercialization strategies, including distribution plans, will evolve as clinical development progresses.

Athira is actively reviewing options for partnerships or other arrangements that will allow it to realize the commercial potential of its drug candidates.

Manufacturing

Athira’s focus on small molecule therapeutics enables it to use well-established and widely available manufacturing processes and infrastructure, formulation compositions, and drug administration technologies or devices. Athira does not operate its own facilities for manufacturing, storing, or distributing drug candidates. It utilizes third-party CDMOs to manufacture and supply preclinical and clinical materials during the development of drug candidates. Athira and various regulatory bodies have audited the CDMOs it contracts with, and such CDMOs have a proven track record of GMP-compliant manufacturing.

ATH-1105 is purified as a stable solid and then released to other CDMOs for formulation and packaging into the final drug product for use in clinical testing. Athira believes the synthesis of ATH-1105 is reliable and reproducible and the synthetic routes can be further optimized to enable large-scale production that continues to avoid use of toxic materials or specialized equipment or handling during the manufacturing process.

For the potential commercialization of any drug candidates that receive regulatory approval, Athira expects to rely on partners’ manufacturing capabilities or use similar third-party CDMO contract resources.

Competition

The biotechnology and biopharmaceuticals industries are characterized by rapid technological advancement, significant competition, and an emphasis on intellectual property. As a clinical-stage biopharmaceutical company developing small molecules to restore neuronal health and slow neurodegeneration, with its principal drug candidate focused on the treatment of ALS, Athira faces, and in the future may face, increased competitive pressures from both large and small pharmaceutical companies and from established and emerging biotechnology companies, as well as academic, government, and public and private research institutions. Any drug candidates that Athira successfully develops and commercializes will compete with current treatments and new treatments that may become available in the future. With the advancement of ATH-1105 as a novel small molecule therapeutic that positively modulates the neurotrophic HGF system, Athira must consider companies as competitors who are developing other novel approaches, including those that target other neurotrophic systems to address ALS and other neurological diseases. Additionally, because ATH-1105 is orally administered, Athira must also consider as competitors companies developing ALS therapies as oral therapeutics or with other routes of administration.

Because of the range of potential competitors, many of Athira’s competitors, alone or with strategic partners, have greater access to financial resources, market presence, and resources and expertise in development, preclinical and clinical testing, manufacturing, commercialization, the regulatory approval process, or marketing and sales than Athira does. In addition, these same competitors, who may be in a clinical development stage, could also be competing with Athira for patient recruitment, clinical research organization, and operational resources. These entities also compete with Athira in the recruitment and retaining of qualified scientific and management personnel, as well as the acquisition of enabling or complementary technologies for advancing Athira’s product candidates across all competitors. Merger and acquisition activity in the biotechnology and biopharmaceutical industries may result in even more resources being concentrated among a smaller number of Athira’s competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Athira’s commercial opportunity could be substantially limited if its competitors develop and commercialize products that are more effective, safer, more convenient or less expensive than Athira’s comparable drug products. In geographies that are critical to Athira’s commercial success, competitors may also obtain regulatory approvals first, resulting in these competitors building a strong market position in advance of the entry of Athira’s drug candidates. In addition, Athira’s ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of other treatments.

Specific to targeting HGF/MET, however, Athira is not aware of any direct competitors currently developing small molecules targeting the neurotrophic HGF system for ALS. Athira is aware of two companies developing HGF/MET-directed therapies for ALS, including VM202, a plasmid DNA encoding human HGF developed by Helixmith, and KP-100, a recombinant HGF protein developed by Kringle Pharma. Both assets have been investigated in Phase 2 clinical trials for ALS, where they were shown to be safe and well-tolerated but failed to reach statistical significance on efficacy endpoints.

ATH-1105 has the potential to offer neuroprotective and anti-inflammatory effects by targeting the HGF/MET system. Athira’s preclinical data have demonstrated this multimodal approach may have positive benefits across several biological and clinical measures. While several potential direct competitors may exist, Athira has not yet identified any competitive asset that has demonstrated consistent and congruent positive effects offering neuroprotection, anti-inflammation, reduction in disease-specific protein pathologies, and neurotrophic and functional benefits.

Intellectual Property

Athira owns or has in-licensed numerous patents and patent applications and possesses substantial know-how and trade secrets relating to the development and commercialization of its drug candidates, including related manufacturing processes and technologies, as well as their use in the treatment of various diseases. For drug candidates, Athira generally pursues multilayered patent protection covering compositions of matter, methods of use, and methods of manufacture. Athira intends to strengthen the patent protection of drug candidates and technologies through additional patent application filings. Patent terms for our owned or in-licensed patents discussed herein may exclude any patent term extension or patent term adjustment that may be awarded. Further, data and/or market exclusivity based on new chemical entity or other categories may be available in various jurisdictions.

Athira is in-licensing a portfolio of patents and patent applications from Sermonix and Ligand, centered around lasofoxifene and its method of use in several settings including in (1) combination with abemaciclib for the treatment of ER+/HER2-, locally advanced or metastatic breast cancer with an ESR1 mutation after progression on an AI in combination with the CDK4/6 inhibitor palbociclib or ribociclib, (2) ER+ breast cancer with no ESR1 mutations after progression on an AI, (3) ER+ breast cancer in neoadjuvant setting, and (4) ER+ breast cancer in adjuvant setting. Athira’s in-licensed patent portfolio would include issued patents and pending patent applications in the United States, issued patents and pending patent applications in jurisdictions outside of the United States, and pending international patent applications filed under the Patent Cooperation Treaty. Athira’s in-licensed issued patents would be expected to expire on dates ranging from 2037 to 2039. If patents are issued on Athira’s in-licensed pending patent applications, the resulting patents would be expected to expire on dates ranging from 2037 to 2045.

Athira owns patents and patent applications directed to ATH-1105 and its other small molecule drug candidates, including ATH-1020 and fosgonimeton, directed to compositions of matter and methods of use thereof. Athira’s owned patent portfolio includes issued patents and pending patent applications in the United States, issued patents and pending patent applications in jurisdictions outside of the United States, and two pending international patent applications filed under the Patent Cooperation Treaty. Athira’s owned and issued patents directed to ATH-1105 and its other small molecule drug candidates, including ATH-1020 and fosgonimeton, directed to compositions of matter and methods of use thereof, will expire on dates ranging from 2037 to 2042. If patents are issued on Athira’s owned pending patent applications directed to ATH-1105 and its other small molecule drug candidates, including ATH-1020 and fosgonimeton, directed to compositions of matter and methods of use thereof, the resulting patents are projected to expire on dates ranging from 2037 to 2045, absent any patent term adjustment and/or extension.

Individual patents are in force for varying periods of time, depending upon the date of filing of the patent application, the date of patent issuance, and the legal term of patents in the countries in which they are obtained. Generally, patents issued for applications filed in the United States are in force for 20 years from the earliest nonprovisional filing date. In addition, in certain instances, a patent term can be adjusted or extended to recapture a portion of the term effectively lost as a result of the United States Patent and Trademark Office (“USPTO”), delay or the FDA regulatory review period (a patent term adjustment or patent term extension, respectively). The restoration period for FDA delay cannot be longer than five years and the total patent term, including the restoration period, must not exceed 14 years following FDA approval. The duration of patents outside of the United States varies in accordance with provisions of applicable local law, but typically is also 20 years from the earliest nonprovisional filing date. However, the actual protection afforded by a patent varies on a product-by-product basis, from country-to-country, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country, and the validity and enforceability of the patent.

When appropriate, Athira seeks to protect aspects of its technology and business not amenable to, or that it does not consider appropriate for, patent protection as trade secrets. Athira seeks to protect this intellectual property, in part, as trade secrets, by entering into confidentiality agreements with those who have access to its confidential information, including employees, contractors, consultants, collaborators, and advisors. The company also seeks to preserve the integrity and confidentiality of its proprietary technology and processes by maintaining physical security of its premises and physical and electronic security of its information technology systems.

Athira seeks trademark protection in the United States and in certain other jurisdictions where available and when it deems appropriate. Athira’s trademark portfolio includes issued trademark registrations for Athira Pharma and other pending trademark applications in the United States and internationally.

Government Regulation

Government authorities in the United States, at the federal, state, and local level, and other countries extensively regulate, among other things, the research, development, nonclinical and clinical testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, and export and import of products such as those the Company is developing. Generally, before a new drug can be marketed, considerable data must be generated, which demonstrate the drug’s quality, safety, and efficacy. Such data must then be organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority.

U.S. Drug Development Process

In the United States, the FDA regulates drugs under the federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, the approval process or after approval may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on the Company.

The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•
completion of nonclinical laboratory tests, animal studies, and formulation studies in accordance with FDA’s good laboratory practice, requirements and other applicable regulations;
•
submission to the FDA of an IND, which must become effective before human clinical trials may begin;
•
approval by an independent institutional review board (“IRB”), ethics committee, either centralized or with respect to each clinical site, before each clinical trial may be initiated;
•
performance of adequate and well-controlled human clinical trials in accordance with good clinical practice (“GCP”), requirements to establish the safety and efficacy of the proposed drug for its intended use;
•
submission to the FDA of a New Drug Application (“NDA”), after completion of all pivotal trials;
•
determination by the FDA within 60 days of its receipt of an NDA to accept the filing for substantive review;
•
satisfactory completion of an FDA advisory committee review, if applicable;
•
satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the drug is produced to assess compliance with current good manufacturing practice (“cGMP”), requirements to ensure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality, and purity, and of selected clinical investigation sites to assess compliance with GCPs; and
•
FDA review and approval of the NDA to permit commercial marketing of the product for particular indications for use in the United States.

Prior to beginning the first clinical trial with a product candidate in the United States, the Company must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacology, and PK/PD characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the clinical trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which may review data and endpoints at designated check points, make recommendations or halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•
Phase 1: The product candidate is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism, and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.
•
Phase 2: The product candidate is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages, and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.
•
Phase 3: The product candidate is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

Post-approval clinical trials, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA.

The FDA or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. In addition, some clinical trials are overseen by an independent group of qualified experts organized by the sponsor, known as a data safety monitoring board or committee. Depending on its charter, this group may determine whether a clinical trial may move forward at designated check points based on access to certain data from the clinical trial.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use the meetings at the end of the Phase 2 clinical trial to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new drug.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality, and purity of the final drug. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

While the IND is active and before approval, progress reports summarizing the results of the clinical trials and nonclinical studies performed since the last progress report must be submitted at least annually to the FDA, and written IND safety reports must be submitted to the FDA and investigators for serious and unexpected suspected adverse events, findings from other studies suggesting a significant risk to humans exposed to the same or similar drugs, findings from animal or in vitro testing suggesting a significant risk to humans, and any clinically important increased incidence of a serious suspected adverse reaction compared to that listed in the protocol or investigator brochure.

NDA Review and Approval Process

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development nonclinical and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling and other relevant information are submitted to the FDA as part of an NDA requesting approval to market the product. The submission of an NDA is subject to the payment of substantial user fees; a waiver of such fees may be obtained under certain limited circumstances.

The results of drug development, preclinical studies and clinical trials are submitted to the FDA as part of an NDA. NDAs also must contain extensive chemistry, manufacturing and control information. An NDA must be accompanied by a significant user fee, which may be waived in certain circumstances. The FDA conducts a preliminary review of an NDA within the first 60 days after submission, before accepting the application for filing, to determine whether it is sufficiently complete to permit substantive review. The FDA may refuse to file any NDA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the NDA must be resubmitted with the additional information before FDA will review the application. Once the submission has been accepted for filing, the FDA’s goal is to review applications within ten months of the filing date, or if the submission qualifies for priority review, six months from the filing. The review process may also be extended for a three-month period for FDA to review additional information deemed a “major amendment” to the application. The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines that the application, manufacturing process, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates an NDA, it will issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete, and the application will not be approved in its present form. A Complete Response Letter usually describes the specific deficiencies in the NDA identified by the FDA and may require additional clinical data, such as an additional pivotal Phase 3 clinical trial or other significant and time-consuming requirements related to clinical trials, nonclinical studies, or manufacturing. If a Complete Response Letter is issued, the sponsor must resubmit the NDA, addressing all of the deficiencies identified in the letter, or withdraw the application. Even if such data and information are submitted, the FDA may decide that the NDA does not satisfy the criteria for approval.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a risk evaluation and mitigation strategy (“REMS”), to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a medicine and to enable patients to have continued access to such medicines by managing their safe use. It could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools. The FDA also may offer conditional approval subject to, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may also require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

In addition, the FDA and other regulatory authorities may change their policies, issue additional regulations or revise existing regulations, any of which could delay Athira’s ability to obtain approvals, increase the costs of compliance or restrict the company’s ability to maintain any regulatory approvals it may have obtained. In June 2024, the U.S. Supreme Court overruled the Chevron doctrine, which gives deference to federal agencies’ statutory interpretations in litigation against the agencies where the law is ambiguous. This Supreme Court decision may invite various stakeholders to bring lawsuits against the FDA or other federal agencies to challenge longstanding decisions and policies, including FDA's statutory interpretations of market exclusivities and the “substantial evidence” requirements for drug approvals, which could undermine the FDA’s authority, lead to uncertainties in the industry, and disrupt the agency’s normal operations. Athira cannot predict the full impact of this decision on the company or the pharmaceutical industry in general. Further, changes in the leadership of the FDA and other federal agencies under the new Trump administration can result in further changes in the funding, operations, and policies of the federal agencies, which may impact Athira’s clinical development plans and timelines.

Expedited Development and Review Programs

The FDA has a fast track designation program that is intended to expedite or facilitate the process for reviewing new drug products that meet certain criteria. Specifically, new drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. With regard to a fast track product, the FDA may consider for review sections of the NDA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA.

Any product submitted to the FDA for approval, including a product with a fast track designation, may also be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis, or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review. The FDA endeavors to review applications with priority review designations within six months of the filing date as compared to ten months for review of new molecular entity NDAs under its current PDUFA review goals.

In addition, a product may be eligible for accelerated approval. Drug products intended to treat serious or life-threatening diseases or conditions may be eligible for accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires pre-approval of promotional materials as a condition for accelerated approval, which could adversely impact the timing of the commercial launch of the product.

The Food and Drug Administration Safety and Innovation Act established a category of drugs referred to as “breakthrough therapies” that may be eligible to receive breakthrough therapy designation. A sponsor may seek FDA designation of a product candidate as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. If a product is designated as breakthrough therapy, the FDA will work to expedite the development and review of such drug.

Fast track designation, priority review, accelerated approval, and breakthrough therapy designation do not change the standards for approval, but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. The Company may explore some of these opportunities for the Company’s drug product candidates as appropriate. On December 29, 2022, the Consolidated Appropriations Act, 2023, including the Food and Drug Omnibus Reform Act (“FDORA”), was signed into law. FDORA made several changes to the FDA’s authorities and its regulatory framework, including, among other changes, reforms to the accelerated approval pathway, such as requiring the FDA to specify conditions for post-approval study requirements and setting forth procedures for the FDA to withdraw a product on an expedited basis for non-compliance with post-approval requirements.

Post-Approval Requirements

Any products manufactured or distributed by the Company pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There are continuing, annual program fees for any marketed products. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon the Company and its third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon the Company and any third-party manufacturers that it may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•
restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
•
fines, warning letters, or untitled letters;
•
clinical holds on post-approval or Phase IV clinical studies, if applicable;
•
refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;
•
drug product seizure or detention, or refusal to permit the import or export of products;
•
consent decrees, corporate integrity agreements, debarment, or exclusion from federal healthcare programs;
•
mandated modification of promotional materials and labeling and the issuance of corrective information;
•
the issuance of safety alerts, Dear Healthcare Provider letters, press releases, and other communications containing warnings or other safety information about the product; or
•
injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising, and promotion of drug products. A company can make only those claims relating to safety and efficacy that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising, and potential civil and criminal penalties. Physicians may prescribe, in their independent professional medical judgment, legally available products for uses that are not described in the product’s labeling and that differ from those tested by the Company and approved by the FDA. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined companies from engaging in off-label promotion. The FDA and other regulatory agencies have also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA-approved labelling.

Orange Book Listing

In seeking approval of an NDA or a supplement thereto, NDA applicants are required to list with the FDA each patent with claims that cover the applicant’s product or an approved method of using the product. Upon FDA approval, each of the patents listed by the NDA applicant is published in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Upon submission of an ANDA or 505(b)(2) NDA, an applicant is required to certify to the FDA concerning any patents listed for the RLD in the Orange Book that:

•
no patent information on the drug product that is the subject of the application has been submitted to the FDA;
•
such patent has expired;
•
the date on which such patent expires; or
•
such patent is invalid, unenforceable or will not be infringed upon by the manufacture, use, or sale of the drug product for which the application is submitted.

Generally, the ANDA or 505(b)(2) NDA cannot be approved until all listed patents have expired, except where the ANDA or 505(b)(2) NDA applicant challenges a listed patent through the last type of certification, also known as a paragraph IV certification. If the applicant does not challenge the listed patents or indicates that it is not seeking approval of a patented method of use, the ANDA or 505(b)(2) NDA application will not be approved until all of the listed patents claiming the referenced product have expired. If the ANDA or 505(b)(2) NDA applicant has provided a paragraph IV certification, the applicant must send notice of the paragraph IV certification to the NDA and patent holders once the application has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the paragraph IV certification. If the paragraph IV certification is challenged by an NDA holder, or the patent owner(s) asserts a patent challenge to the paragraph IV certification, the FDA may not approve that application until the earlier of 30 months from the receipt of the notice of the paragraph IV certification, the expiration of the patent, when the infringement case concerning each such patent was favorably decided in the applicant’s favor or settled, or such shorter or longer period as may be ordered by a court. This prohibition is generally referred to as the 30-month stay. In instances where an ANDA or 505(b)(2) NDA applicant files a paragraph IV certification, the NDA holder or patent owner(s) regularly take action to trigger the 30-month stay, recognizing that the related patent litigation may take many months or years to resolve. Thus, approval of an ANDA or 505(b)(2) NDA could be delayed for a significant period of time, depending on the patent certification the applicant makes and the reference drug sponsor’s decision to initiate patent litigation.

Marketing Exclusivity

Market exclusivity provisions authorized under the FDCA can delay the submission and approval of certain marketing applications for products containing the same active ingredient. The FDCA permits patent term restoration of up to five years as compensation for a patent term lost during product development and FDA regulatory review process to the first applicant to obtain approval of an NDA for a new chemical entity in the United States. Patent-term restoration, however, cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not approve or even accept for review an abbreviated new drug application (“ANDA”), or an NDA submitted under Section 505(b)(2) (505(b)(2) NDA), submitted by another company for another drug based on the same active moiety, regardless of whether the drug is intended for the same indication as the original innovative drug or for another indication, where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder.

The FDCA alternatively provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages, or strengths of an existing drug. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for drugs containing the active agent for the original indication or condition of use. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to any nonclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Pediatric exclusivity is another type of marketing exclusivity available in the United States. Pediatric exclusivity provides for an additional six months of marketing exclusivity attached to another period of exclusivity if a sponsor conducts clinical trials in children in response to a written request from the FDA. The issuance of a written request does not require the sponsor to undertake the described clinical trials.

Other Healthcare Laws

Pharmaceutical manufacturers are subject to additional healthcare laws, regulation, and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business. Such laws include, without limitation, U.S. federal anti-kickback, anti-self-referral, false claims, transparency, including the federal Physician Payments Sunshine Act, consumer fraud, pricing reporting, data privacy, data protection, and security laws and regulations as well as similar foreign laws in the jurisdictions outside the U.S. Similar state and local laws and regulations may also restrict business practices in the pharmaceutical industry, such as state anti-kickback and false claims laws, which may apply to business practices, including but not limited to, research, distribution, sales, and marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or by patients themselves; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information; state and local laws which require the tracking of gifts and other remuneration and any transfer of value provided to physicians, other healthcare providers and entities; and

state and local laws that require the registration of pharmaceutical sales representatives; and state and local laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by the Health Insurance Portability and Accountability Act of 1996, thus complicating compliance efforts.

The risk of the Company being found in violation of these or other laws and regulations is increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts and their provisions are open to various interpretations. These laws and regulations are subject to change, which can increase the resources needed for compliance and delay drug approval or commercialization. Any action brought against the Company for violations of these laws or regulations, even successfully defended, could cause it to incur significant legal expenses and divert the Company management’s attention from the operation of its business. Also, the Company may be subject to private “qui tam” actions brought by individual whistleblowers on behalf of the federal or state governments. Actual or alleged violation of any such laws or regulations may lead to investigations and other claims and proceedings by regulatory authorities and in certain cases, private actors, and violation of any of such laws or any other governmental regulations that apply may result in penalties, including, without limitation, significant administrative, civil and criminal penalties, damages, fines, additional reporting obligations, and oversight if the Company become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, the curtailment or restructuring of operations, exclusion from participation in government healthcare programs and imprisonment.

Coverage and Reimbursement

Sales of any pharmaceutical product depend, in part, on the extent to which such product will be covered by third-party payors, such as federal, state, and foreign government healthcare programs, commercial insurance, and managed healthcare organizations, and the level of reimbursement for such product by third-party payors. Significant uncertainty exists as to the coverage and reimbursement status of any newly approved product. Decisions regarding the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan basis. One third-party payor’s decision to cover a particular product does not ensure that other payors will also provide coverage for the product. As a result, the coverage determination process can require manufacturers to provide scientific details, information on cost-effectiveness, and clinical support for the use of a product to each payor separately. This can be a time-consuming process, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

In addition, third-party payors are increasingly reducing reimbursements for pharmaceutical products and related services. The U.S. government and state legislatures have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Third-party payors are increasingly challenging the prices charged, examining the medical necessity and reviewing the cost effectiveness of pharmaceutical products, in addition to questioning their safety and efficacy. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit sales of any product. Decreases in third-party reimbursement for any product or a decision by a third-party payor not to cover a product could reduce physician usage and patient demand for the product.

In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. Pharmaceutical products may face competition from lower-priced products in foreign countries that have placed price controls on pharmaceutical products and may also compete with imported foreign products. Furthermore, there is no assurance that a product will be considered medically reasonable and necessary for a specific indication, that it will be considered cost-effective by third-party payors, that an adequate level of reimbursement will be established even if coverage is available, or that the third-party payors’ reimbursement policies will not adversely affect the ability for manufacturers to sell products profitably.

U.S. Healthcare Reform

In the United States and certain foreign jurisdictions, there have been, and the Company expects there will continue to be, a number of legislative and regulatory changes to the healthcare system. In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, was signed into law, which substantially changed the way healthcare is financed by both governmental and private insurers in the United States and was intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms.

Since its enactment, there have been executive, judicial and Congressional challenges to certain aspects of the ACA. For example, in June 2021 the U.S. Supreme Court held that Texas and other challengers had no legal standing to challenge the ACA, dismissing the case on procedural grounds without specifically ruling on the constitutionality of the ACA. Thus, the ACA will remain in effect in its current form. It is possible that the ACA will be subject to judicial or Congressional challenges in the future. It is unclear how any such challenges and healthcare measures promulgated by the new Trump administration will impact the ACA, Athira’s business, financial condition and results of operations.

Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, effective April 1, 2013, which, due to subsequent legislative amendments, will stay in effect through 2032 with the exception of a temporary suspension implemented under various novel coronavirus disease, relief legislation. Moreover, there has recently been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted legislation designed, among other things, to bring more transparency to product pricing, to review the relationship between pricing and manufacturer patient programs, and to reform government program reimbursement methodologies for pharmaceutical products. For example, effective January 1, 2024, the American Rescue Plan Act of 2021 eliminated the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs. Elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than it receives on the sale of products, which could have a material impact on Athira’s business.

In August 2022, the Congress passed the Inflation Reduction Act of 2022, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single source Medicare drugs, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. Only high-expenditure single-source drugs that have been approved for at least 7 years (11 years for single-source biologics) can qualify for negotiation, with the negotiated price taking effect two years after the selection year. For 2026, CMS selected 10 high-cost Medicare Part D drugs in 2023 and the negotiated maximum fair price for each drug has been announced. CMS has selected 15 additional Medicare Part D drugs for negotiated maximum fair pricing in 2027. For 2028, up to an additional 15 drugs, which may be covered under either Medicare Part B or Part D, will be selected, and for 2029 and subsequent years, up to 20 additional Part B or Part D drugs will be selected. Various industry stakeholders, including pharmaceutical companies and the Pharmaceutical Research and Manufacturers of America, have initiated lawsuits against the federal government asserting that the price negotiation provisions of the Inflation Reduction Act are unconstitutional.

Additionally, the One Big Beautiful Bill Act (OBBBA), which was signed into law in July 2025, includes provisions that will impact the United States healthcare system in various ways, including by cuts to Medicaid and introducing new participant work and eligibility requirements for Medicaid coverage, which are expected to significantly change the administration and applicability of Medicaid coverage. In November 2025, CMS announced a voluntary initiative called the GENEROUS Model (GENErating cost Reductions fOr U.S. Medicaid Model) to introduce the option of most-favored-nation pricing to the Medicaid program, whereby a drug manufacturer may voluntarily offer supplemental rebates to participating state Medicaid programs for a manufacturer’s covered outpatient drugs. The Company cannot predict the full impact of the OBBBA, executive orders, and new laws focused on reducing prescription drug prices or increasing domestic drug manufacturing capacity, or other measures that may be implemented by the current administration related to drug pricing, drug supply chain and manufacturing in the United States.

Further, the current administration has issued executive orders focused on decreasing prescription drug prices, including directing the Secretary of Health and Human Services to establish a mechanism through which American patients can buy drugs directly from manufacturers who sell at a most-favored-nation price and directing the U.S. Trade Representative and Secretary of Commerce to take action to ensure foreign countries are not engaged in practices that purposefully and unfairly undercut market prices and drive price hikes in the United States. In 2025, the government announced agreements with major pharmaceutical companies to bring American drug prices in line with the lowest price paid by other developed nations. Such action and any other government measures that use most-favored-nation pricing targets for prescription drugs, including the use of international pricing reference to set drug prices in the United States, or increase generic drug and biosimilar entry sooner than expected, could materially harm the Company’s business, including with respect to its ability to set adequate pricing for new drugs to recover its research and development costs.

In addition, individual states in the United States have also become increasingly active in implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures and, in some cases, mechanisms to encourage importation from other countries and bulk purchasing. A number of states are considering or have recently enacted state drug price transparency and reporting laws that could substantially increase the Company’s compliance burdens and expose it to greater liability under such state laws once the Company begins commercialization after obtaining regulatory approval for any of the Company’s drug products. FDA has authorized the state of Florida to develop Section 804 Importation Programs to import certain prescription drugs from Canada for a limited period of time to help reduce drug costs, provided that Florida’s Agency for Health Care Administration meets the requirements set forth by the FDA. Other states may follow Florida.

The Company expects that additional state and federal healthcare reform measures will be adopted in the future. The implementation of cost containment measures or other healthcare reforms may prevent the Company from being able to generate revenue, attain profitability or commercialize its drug candidates. Complying with any new legislation and regulatory changes could be time-intensive and expensive, resulting in a material adverse effect on the Company’s business.

Employees and Human Capital Resources

As of November 30, 2025, we had 18 employees, all of whom were full-time and nine of whom were engaged in research and development activities. Six of our employees hold Ph.D. or M.D. degrees. None of our employees is represented by a labor union or covered under a collective bargaining agreement. We consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Corporate Information

We were incorporated in Washington as a corporation in March 2011 under the name M3 Biotechnology, Inc. In October 2015, we converted to a Delaware corporation and subsequently changed our name to “Athira Pharma, Inc.” Our principal executive office is located at 18706 North Creek Parkway, Suite 104, Bothell Washington 98011. Our telephone number is (425) 620-8501. Our website is www.athira.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this report, and the inclusion of our website address in this report is an inactive textual reference only.

We make available on or through our website certain reports and amendments to those reports that we file with or furnish to the Securities and Exchange Commission (“SEC”), in accordance with the Securities and Exchange Act of 1934. These include our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC.

Management’s Discussion and Analysis - Research and Development Expense

Research and development expenses consist primarily of direct and indirect costs incurred for the Company’s research activities, including its drug discovery efforts and the development of its drug candidates, including lasofoxifene and ATH-1105. Direct costs include laboratory materials and supplies, contracted research and manufacturing, clinical trial costs, consulting fees, and other expenses incurred to sustain the Company’s research and development program. Indirect costs include personnel-related expenses, consisting of employee salaries, related benefits, and stock-based compensation expense for employees engaged in research and development activities, and facilities and other expenses consisting of direct and allocated expenses for rent and depreciation, and lab consumables.

The Company expenses research and development costs as incurred. Non-refundable advance payments for goods and services that will be used over time for research and development are capitalized and recognized as goods are delivered or as the related services are performed. In-licensing fees and other costs to acquire technologies used in research and development that have not yet received regulatory approval and that are not expected to have an alternative future use are expensed when incurred. The Company tracks direct costs by stage of program, clinical or preclinical. However, the Company does not track indirect costs on a program specific basis because these costs are deployed across multiple programs and, as such, are not separately classified.

The Company cannot reasonably determine the nature, timing, and estimated costs of the efforts that will be necessary to complete the development of, and obtain regulatory approval for, any of its drug candidates, including lasofoxifene or ATH-1105. Drug candidates in later stages of development generally have higher development costs than those in earlier stages. The Company expects to incur increased research and development expenses for the foreseeable future as it engages in research and development activities related to developing its drug candidates, including lasofoxifene and ATH-1105, its drug candidates advance into later stages of development, it conducts larger clinical trials, it seeks regulatory approvals for any drug candidates that successfully complete clinical trials, the Company expands or advances its drug product pipeline, the Company maintains, expands, protects and enforces its intellectual property portfolio, and the Company incurs expenses associated with hiring or retaining personnel to support its research and development efforts.

The process of conducting the necessary clinical research to obtain regulatory approval is costly and time-consuming, and the successful development of the Company’s drug candidates is highly uncertain. The Company’s research and development expenses may vary significantly based on factors such as:

•
research and development activities related to lasofoxifene and ATH-1105;
•
the number and scope of preclinical and IND-enabling studies;
•
the phases of development of the Company’s drug candidates;
•
the progress and results of the Company’s research and development activities;
•
per subject trial costs;
•
the number of trials required for regulatory approval;
•
the number of sites included in the trials;
•
the countries in which the trials are conducted;
•
the length of time required to enroll eligible subjects and initiate clinical trials;
•
the number of subjects that participate in the trials;

•
the drop-out and discontinuation rate of subjects;
•
potential additional safety monitoring requested by regulatory agencies;
•
the duration of subject participation in the trials and follow-up;
•
the cost and timing of manufacturing of the Company’s drug candidates;
•
the receipt of regulatory approvals from applicable regulatory authorities;
•
the timing, receipt and terms of any marketing approvals from applicable regulatory authorities;
•
the hiring and retention of research and development personnel;
•
the degree to which the Company obtains, maintains, defends and enforces its intellectual property rights;
•
the impact of health epidemics on timelines and clinical operations, which may lead to increased costs; and
•
the extent to which the Company establishes collaborations, licensing or similar arrangements and the performance of any related third parties.

A change in the outcome of any of these variables with respect to the development of any of the Company’s drug candidates could significantly change the costs and timing associated with the development of that drug candidate.

Risk Factors

You should carefully consider the risk factors attached hereto as Exhibit 99.3, in addition to the other information contained in this Current Report on Form 8-K (the “Form 8-K”), the Company’s Annual Report on Form 10-K filed on February 27, 2025 and the Company’s Quarterly Report on Form 10-Q filed on November 6, 2025 (together with the Form 8-K, the “SEC Reports”). If any of the events described in the risk factors and the risks described in the SEC Reports occurs, the Company’s business, operating results and financial condition could be seriously harmed. The Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in the Form 8-K. Our Risk Factors are not guarantees that no such conditions exist as of the date of the Form 8-K and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception, we have funded our operations primarily with proceeds from the sale and issuance of common stock, convertible preferred stock, common stock warrants, and convertible notes, and to a lesser extent from grant income and stock option exercises. From our inception through September 30, 2025, we raised aggregate net cash proceeds of $407.4 million primarily from the issuance of our common stock (excluding option exercises), convertible preferred stock, common stock warrants, and convertible notes and as of September 30, 2025, we had $25.2 million in cash, cash equivalents and investments. On December 18, 2025 we announced a private placement of common stock and prefunded warrants to purchase common stock, which, upon closing, will provide us with approximately $90 million in gross proceeds (the “PIPE Financing”).

Since our inception we have not generated positive cash flows from operations and we have devoted substantially all of our resources to our research and development efforts such as small molecule compound discovery, nonclinical studies and clinical trials, as well as manufacturing activities, establishing and maintaining our intellectual property portfolio, hiring personnel, raising capital, and providing general and administrative support for these operations.

Material Cash and Future Funding Requirements

Our material cash requirements include our operating leases for laboratory and office facilities. As of September 30, 2025, we had lease payment obligations of $1.0 million, with $0.5 million payable within 12 months. For additional information regarding our lease commitments, see Note 7 to our consolidated financial statements included in our Form 10-Q filed on November 6,

2025 for the quarter ended September 30, 2025. Additionally, we have purchase obligations and open purchase orders that support normal operations and are primarily due in the next 12 months. We also have payment obligations to certain of Sermonix’s third-party service providers that total approximately $16.8 million, that are primarily due in the next month. These purchase obligations and open purchase orders are generally cancellable in full or in part through the contractual provisions. We anticipate that our research and development expenses and our general and administrative expenses will increase substantially for the foreseeable future in connection with our ongoing activities, particularly as we continue the research and development of, initiate clinical trials of, and seek marketing approval for, lasofoxifene and ATH-1105. Developing lasofoxifene ATH-1105 and conducting clinical trials for the potential treatment of ALS and breast cancer, respectively, and any other indications that we may pursue in the future will require substantial amounts of capital. In addition, if we or a future partner obtain marketing approval for our current or any future product candidates, we expect this would result in significant commercialization expenses related to sales, marketing, manufacturing, and distribution. Furthermore, we expect to continue to incur additional costs associated with operating as a public company.

Based upon our current operating plan, we estimate that our $25.2 million of cash, cash equivalents and investments at September 30, 2025 when combined with the proceeds from the closing of the PIPE Financing will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next 12 months. However, we will need to raise substantial additional capital to fund the development of our drug candidates. Until such time as we can generate significant revenue from drug product sales, we expect to finance our operations through the sale of equity securities, debt financings, or other capital, which could include income from collaboration, licensing or similar arrangements with third parties, or receiving research contributions, or grants. For example, in January 2023, we entered into a sales agreement with Cantor Fitzgerald & Co. (“Cantor”) and BTIG, LLC (“BTIG”) to sell shares of our common stock having aggregate sales proceeds of up to $75.0 million, from time to time, subject to applicable limitations on sales pursuant to SEC rules and regulations, through an ATM equity offering program under which Cantor and BTIG are acting as sales agents. We have not sold any securities pursuant to this ATM offering. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise funds through collaborations, licenses and other similar arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or drug candidates or grant licenses on terms that may not be favorable to us or may reduce the value of our common stock. Adequate funding may not be available when needed or on terms acceptable to us, or at all. Our ability to raise additional funds may be negatively impacted by potential adverse global economic conditions and disruptions to, and volatility in, the credit and financial markets in the United States and worldwide. If we fail to obtain necessary capital when needed on acceptable terms, or at all, it could force us to delay, limit, reduce or terminate our drug product development programs, commercialization efforts or other operations. Insufficient liquidity may also require us to relinquish rights to drug candidates at an earlier stage of development or on less favorable terms than we would otherwise choose. We cannot assure you that we will ever be profitable or generate positive cash flows from operating activities.

We have based our projections of operating capital requirements on assumptions that may prove to be incorrect and we may use all our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with research, development and commercialization of biotechnology products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•
the scope, timing, progress and results of our ongoing preclinical studies and clinical trials of our drug candidates;
•
the number of trials required for regulatory approval;
•
the willingness of the FDA, EMA and any other regulatory agencies to accept lasofoxifene or ATH-1105 clinical trial data, as well as data from any completed and planned clinical and nonclinical studies and other work, as the basis for review and approval of lasofoxifene for breast cancer and ATH-1105 for ALS, and the potential need for additional clinical trials;

•
the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials of other drug candidates that we may pursue;
•
our ability to establish and maintain collaborations, licensing or other similar arrangements, and the financial terms of any such arrangements, including the timing and amount of any future milestone, royalty or other payments due thereunder;
•
the costs, timing and outcome of regulatory review of our drug candidates;
•
the costs and timing of future commercialization activities, including drug product manufacturing, marketing, sales and distribution, for any of our drug candidates for which we receive marketing approval;
•
the revenue, if any, received from commercial sales of our drug candidates for which we receive marketing approval;
•
the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;
•
the costs related to any legal proceedings;
•
any expenses needed to attract, hire and retain skilled personnel;
•
the costs of operating as a public company;
•
the costs associated with any expansion of our laboratory and office facilities; and
•
the extent to which we acquire or in-license other companies’ product candidates and technologies or engage in other strategic transactions.

A change in the outcome of any of these or other factors with respect to the development of any of our drug candidates could significantly change the costs and timing associated with the development of that drug candidate. Furthermore, our operating plan may change in the future, and we may need additional funds to meet operational needs and capital requirements associated with such operating plan.

********************

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on Company management’s beliefs and assumptions and on information currently available to management. The statements in this Current Report on Form 8-K that are not purely historical forward-looking statements. In some cases, you can identify forward-looking statements by such words as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “on track,” “project,” “should,” “target”, “will,” “would” or the negative of these terms or words of similar import, although not all forward-looking statements contain these words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to the Company’s future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. These forward-looking statements include, but are not limited to, statements about:

•
the anticipated consummation of the transactions described herein, including without limitation the Private Placement, Sermonix Transaction, and Ligand Agreement;
•
the Company’s expectation that its existing cash, cash equivalents, and investments as of September 30, 2025 when combined with the proceeds it anticipates receiving in the Private Placement will be sufficient to fund its planned operations until 2028 (excluding any cash received from the potential exercise of the PIPE Warrants);

•
the Company’s financial performance;
•
the Company’s ability to obtain funding for its operations, including funding necessary to develop and commercialize its drug candidates and funding necessary for the payment of future milestone and other payments that may be earned by its collaboration partners;
•
the ability of the Company’s nonclinical studies and clinical trials to demonstrate safety and efficacy of its drug candidates;
•
the success, cost and timing of the Company’s development activities, nonclinical studies and clinical trials;
•
the potential of the Company’s Phase 2 ATH-1105 clinical trial and any subsequent clinical trials to show the beneficial characteristics, safety and efficacy of ATH-1105;
•
the potential of the Company to complete the Phase 3 ELAINE-3 clinical trial for lasofoxifene and any subsequent clinical trials to show the clinical benefits of lasofoxifene;
•
the rate and degree of market acceptance of the Company’s drug candidates;
•
the potential learnings from the Company’s ongoing clinical trials and their ability to inform and improve future clinical development plans;
•
the timing and focus of the Company’s future clinical trials, and the reporting of data from those trials;
•
anticipated milestone timelines, such as the timing of data releases, and the Company’s ability to meet such timelines;
•
the Company’s plans relating to commercializing its drug candidates, if approved;
•
the Company’s plans and ability to establish sales, marketing and distribution infrastructure to commercialize any drug candidates for which it obtains approval;
•
the Company’s ability to attract and retain key managerial, scientific and clinical personnel and the expected contributions of such personnel to the Company;
•
the Company’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•
the potential for lasofoxifene to be a new standard of care in the genetically defined patient group;
•
the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•
the pricing and reimbursement of the Company’s drug candidates, if approved;
•
the Company’s reliance on third parties to conduct clinical trials of its drug candidates, and for the manufacture of its drug candidates for nonclinical studies and clinical trials;
•
the success of competing therapies that are or may become available;
•
the beneficial characteristics, safety and efficacy of the Company’s drug candidates;
•
regulatory developments in the United States and other jurisdictions;
•
the Company’s ability to obtain and maintain regulatory approval of its drug candidates in the United States and other jurisdictions, and any related restrictions, limitations or warnings in the label of any approved drug candidate;

•
future agreements with third parties in connection with the commercialization of the Company’s drug candidates;
•
the Company’s plans, capacity and capability relating to the further development and manufacturing of its drug candidates, including additional indications for which it may pursue regulatory approval;
•
the Company’s plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;
•
the scope of protection the Company is able to establish and maintain for intellectual property rights covering its drug candidates and technology;
•
the outcome of legal proceedings which may in the future be instituted against the Company and certain of its directors and officers;
•
the actions by activist stockholders, which have in the past been, and may in the future be, disruptive and could cause uncertainty about the strategic direction of the Company’s business;
•
the size and growth potential of the markets for the Company’s drug candidates, if approved for commercial use, and the Company’s ability to serve those markets;
•
the potential benefits of any strategic collaborations, partnerships, or other transactions the Company may enter into;
•
the Company’s expectations regarding the time during which it will be an emerging growth company under the JOBS Act; and
•
the Company’s expected rebranding efforts.

These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Company’s Risk Factors included as Exhibit 99.3 to this Current Report on Form 8-K (the “Risk Factors”) and elsewhere in this Current Report on Form 8-K. These statements, like all statements in this report, speak only as of their date and the Company undertakes no obligation to update or revise these statements in light of future developments. The Company’s ability to consummate the transactions described herein and advance the development of its product candidates thereafter are subject to risks and uncertainties, including: (i) the risk that the conditions to the closing of any or all of the transactions described herein are not satisfied; (ii) uncertainties as to the timing of the consummation of each of the proposed transactions and the ability of each of the parties thereto to consummate them; (iii) unexpected costs, charges or expenses resulting from the transactions; (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of any or all of the proposed transactions; and (v) risks associated with the possible failure to realize certain anticipated benefits of any or all of the proposed transactions, including with respect to future financial and operating results. The Company’s Risk Factors are not guarantees that no such conditions exist as of the date of this report and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

In addition, statements that “we believe” or “the Company believes” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based upon information available to the Company as of the date of this report, and although the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the Company’s statements should not be read to indicate that the Company has conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of PIPE Pre-Funded Warrant
4.2	Form of PIPE Series A Common Warrant
4.3	Form of PIPE Series B Common Warrant
4.4	Form of Sermonix Pre-Funded Warrant
4.5	Form of PIPE Registration Rights Agreement
4.6	Form of Sermonix Registration Rights Agreement
10.1	Securities Purchase Agreement dated December 18, 2025, by and among the Company and the PIPE Purchasers
10.2	Securities Purchase Agreement dated December 18, 2025, by and between the Company and Sermonix Pharmaceuticals, Inc.
99.1	Press release dated December 18, 2025.
99.2	Company corporate presentation
99.3	Risk factors of Athira Pharma, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athira Pharma, Inc.

Date:	December 18, 2025	By:	/s/ Mark Litton
Mark Litton President and Chief Executive Officer